RESTRUCTURING AGREEMENT

                                 BY AND BETWEEN

                              SILICON GAMING, INC.

                                       AND

                            BIII CAPITAL PARTNERS, LP










                             DATED NOVEMBER 24, 1999
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                                TABLE OF CONTENTS

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                                                                            ----
ARTICLE I RESTRUCTURING TRANSACTIONS...........................................2

   1.1   DEFINITIONS...........................................................2
   1.2   EXCHANGE OF $39.75 MILLION OF NOTES FOR SERIES D PREFERRED STOCK
         AND SERIES E WARRANT..................................................2
   1.3   AMENDMENT OF $7.5 MILLION OF NOTES....................................2
   1.4   FORBEARANCE BY THE PURCHASER..........................................2
   1.5   ISSUANCE OF NEW NOTES.................................................2
     1.5.1  AT CLOSING.........................................................3
     1.5.2  UPON THE COMPANY ENTERING INTO A JOINT VENTURE.....................3
     1.5.3  UPON THE COMPANY REACHING CERTAIN FINANCIAL GOALS..................3
   1.6   ISSUANCE OF UNITS.....................................................3

ARTICLE II CLOSING.............................................................3

   2.1   CLOSING DELIVERIES BY THE COMPANY.....................................4
     2.1.1   SHARE CERTIFICATES................................................4
     2.1.2   NEW NOTES.........................................................4
     2.1.3   AMENDED NOTES.....................................................4
     2.1.4   FAIRNESS OPINION..................................................4
     2.1.5   CERTIFICATES......................................................4
     2.1.6   OTHER.............................................................4
   2.2   CLOSING DELIVERIES BY THE PURCHASER...................................4
     2.2.1   CANCELED NOTE.....................................................4
     2.2.2   PURCHASE OF NEW NOTES.............................................4
     2.2.3   CERTIFICATES......................................................4
     2.2.4   OTHER.............................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................5

   3.1   ORGANIZATION AND QUALIFICATION; AUTHORITY.............................5
   3.2   SUBSIDIARIES..........................................................5
   3.3   LICENSES..............................................................6
   3.4   CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION...............6
   3.5   VALIDITY AND BINDING EFFECT...........................................6
   3.6   CAPITALIZATION........................................................6
   3.7   PREEMPTIVE OR OTHER RIGHTS............................................7
   3.8   LITIGATION; DEFAULTS..................................................7
   3.9   OUTSTANDING DEBT......................................................8
   3.10  NO MATERIAL ADVERSE CHANGE............................................8
   3.11  EMPLOYEE PROGRAMS.....................................................8
   3.12  PRIVATE OFFERING.....................................................10
   3.13  BROKER'S OR FINDER'S COMMISSIONS.....................................10
   3.14  DISCLOSURE...........................................................11
   3.15  FOREIGN ASSETS CONTROL REGULATION, ETC...............................11
   3.16  FEDERAL RESERVE REGULATIONS AND OTHER MATTERS........................11
   3.17  INVESTMENT COMPANY ACT...............................................12
   3.18  PUBLIC UTILITY HOLDING COMPANY ACT...................................12
   3.19  INTERSTATE COMMERCE ACT..............................................12
   3.20  ENVIRONMENTAL REGULATION, ETC........................................12
   3.21  PROPERTIES AND ASSETS................................................13
   3.22  INSURANCE............................................................13
   3.23  EMPLOYMENT PRACTICES.................................................14
   3.24  FINANCIAL STATEMENTS.................................................14
   3.25  INTELLECTUAL PROPERTY................................................14
   3.26  TAXES................................................................16

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   3.27  TRANSACTIONS WITH AFFILIATES.........................................16
   3.28  LIMITATION ON SUBSIDIARY PAYMENT RESTRICTIONS........................17
   3.29  NO OTHER BUSINESS....................................................17
   3.30  SERIES D PREFERRED STOCK AND SERIES E PREFERRED STOCK
         CERTIFICATES OF DETERMINATION........................................17
   3.31  YEAR 2000 COMPLIANCE.................................................17

ARTICLE IV PURCHASE FOR INVESTMENT; SOURCE OF FUNDS...........................17

   4.1   PURCHASE FOR INVESTMENT..............................................17
   4.2   AUTHORITY............................................................18
   4.3   BROKER'S OR FINDER'S COMMISSIONS.....................................18
   4.4   ACKNOWLEDGMENT OF GAMING RESTRICTIONS................................18

ARTICLE V CONDITIONS PRECEDENT TO CLOSING.....................................18

   5.1   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY...............18
     5.1.1   REPRESENTATIONS, WARRANTIES AND COVENANTS........................18
     5.1.2   AMENDMENT OF $7.5 MILLION OF NOTES...............................19
     5.1.3   PURCHASE OF NEW NOTES............................................19
     5.1.4   NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION..................19
     5.1.5   GOVERNMENTAL AND THIRD PARTY PERMITS, CONSENTS, ETC..............19
   5.2   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER.............20
     5.2.1   REPRESENTATIONS, WARRANTIES AND COVENANTS........................20
     5.2.2   BOARD OF DIRECTOR ACTIONS........................................20
     5.2.3   FAIRNESS OPINION.................................................21
     5.2.5   OPINIONS OF COUNSEL..............................................21
     5.2.6   LEGAL INVESTMENT.................................................21
     5.2.7   COMPLIANCE WITH SECURITIES LAWS..................................21
     5.2.8   PROCEEDINGS AND DOCUMENTS........................................21
     5.2.9   COMPLETION OF OTHER TRANSACTIONS.................................21
     5.2.10  PREFERRED STOCK..................................................22
     5.2.11  NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION..................22
     5.2.12  GOVERNMENTAL AND THIRD PARTY PERMITS, CONSENTS, ETC..............23
     5.2.13  SECRETARY'S CERTIFICATE..........................................23
     5.2.14  PAYMENT OF FEES..................................................23

ARTICLE VI COVENANTS..........................................................23

   6.1   LIMITATION ON CERTAIN ACTIONS........................................23
   6.2   CORPORATE EXISTENCE..................................................24
   6.3   LIMITATION ON INDEBTEDNESS...........................................24
   6.4   LIMITATION ON TRANSACTIONS WITH AFFILIATES...........................26
   6.5   LIMITATION ON LIENS..................................................27
   6.6   LIMITATION ON ISSUANCES AND DISPOSITIONS OF CAPITAL STOCK
         OF SUBSIDIARIES......................................................27
   6.7   LIMITATION ON SALE OF ASSETS.........................................27
   6.8   CHANGE OF CONTROL....................................................27
   6.9   REPORTS..............................................................27
   6.10  COMPLIANCE CERTIFICATE...............................................28
   6.11  LIMITATION ON RESTRICTED PAYMENTS....................................29
   6.12  PAYMENT OF TAXES AND OTHER CLAIMS....................................29
   6.13  RESTRICTIONS AGAINST LIMITATIONS ON UPSTREAM PAYMENTS................29
   6.14  MANAGEMENT INCENTIVE PLAN............................................30
   6.15  MAINTENANCE OF PROPERTIES............................................30
   6.16  MAINTENANCE OF INSURANCE.............................................30
   6.17  COMPLIANCE WITH LAWS.................................................31
   6.18  STAY, EXTENSION AND USURY LAWS.......................................31

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ARTICLE VII INDEMNIFICATION...................................................31

   7.1   INDEMNIFICATION; EXPENSES, ETC.......................................31

ARTICLE VIII MISCELLANEOUS....................................................33

   8.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SEVERABILITY.............34
   8.2   NOTICES, ETC.........................................................34
   8.3   SUCCESSORS AND ASSIGNS...............................................35
   8.4   DESCRIPTIVE HEADINGS.................................................35
   8.5   SATISFACTION REQUIREMENT.............................................35
   8.6   GOVERNING LAW........................................................35
   8.7   SERVICE OF PROCESS...................................................36
   8.8   COUNTERPARTS.........................................................36
   8.9   DISCLOSURE TO OTHER PERSONS..........................................36
   8.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS........................37
   8.11  WAIVER OF JURY TRIAL.................................................37
   8.12  MERGER...............................................................37
   8.13  COOPERATION WITH GAMING AUTHORITIES..................................37
   8.14  GAMING LAWS; REQUISITE GAMING APPROVALS..............................37
   8.15  ASSISTANCE WITH GAMING APPROVALS; WITHDRAWAL FROM JURISDICTIONS......38
   8.16  EXPENSES.............................................................38

ARTICLE IX TERMINATION........................................................39

   9.1   TERMINATION..........................................................39
   9.2   TERMINATION PROCEDURES...............................................39
   9.3   EFFECT OF TERMINATION................................................40

APPENDIX A DEFINITIONS

EXHIBITS

A Form of Certificate of Determination for Series D Preferred Stock B Form of Certificate of Determination for Series E Preferred Stock C Form of Series E Warrant
D  Form of Amendment No. 2 to the Securities Purchase Agreement
E  Form of New Note
F  Form of Old Equity Warrant
G  Form of Management Incentive Plan
H  Form of Legal Opinion of Corporate Counsel
I  Form of Legal Opinion of Gaming Counsel
J  Form of Legal Opinion of Special Counsel
K  Form of Stockholders Agreement
L  Form of Amended and Restated Security Agreement

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                             RESTRUCTURING AGREEMENT

     This Restructuring Agreement (this "AGREEMENT") is entered into by and between SILICON GAMING, INC., a California corporation ("COMPANY"), and BIII CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Purchaser"), effective as of November 24, 1999.

                                    RECITALS

     A. The Purchaser currently holds $47.25 million in aggregate principal amount of Senior Discount Notes (the "NOTES") issued by the Company to the Purchaser pursuant to the terms of the Securities Purchase Agreement, dated
September 30, 1997, by and between the Company and the Purchaser (the "SECURITIES PURCHASE AGREEMENT"), and Amendment No. 1 to the Securities Purchase Agreement, dated July 8, 1998.

     B. The Company has agreed to create a new class of preferred stock, designated Series D Convertible Preferred Stock (the "SERIES D PREFERRED STOCK") with all of the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in a certificate of determination, a form of which is attached hereto as EXHIBIT A (the "SERIES D CERTIFICATE OF DETERMINATION").

     C. The Company has agreed to create a new class of preferred stock, designated Series E Convertible Preferred Stock (the "SERIES E PREFERRED STOCK") with all of the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in a certificate of determination, a form of which is attached hereto as EXHIBIT B (the "SERIES E CERTIFICATE OF DETERMINATION").

     D. By this Agreement: (i) the Purchaser desires to exchange $39.75 million in aggregate principal amount of the Notes, including the accrued interest thereon, and any interest accrued through July 15, 1999 on the remaining $7.5 million in aggregate principal amount of the Notes, for 39,750 shares of Series D Preferred Stock, and a warrant (the "SERIES E WARRANT") to purchase 60,807.731 shares of Series E Preferred Stock and the Company desires to assign, convey, transfer and deliver to the Purchaser (x) 39,750 shares of Series D Preferred Stock and (y) the Series E Warrant (upon the terms set forth in a separate Series E Warrant Agreement), in exchange for the cancellation of $39.75 million in aggregate principal amount of the Notes, and accrued interest thereon, and any interest accrued through July 15, 1999 on the remaining $7.5 million in aggregate principle amount of the Notes; (ii) the Purchaser and the Company desire to amend certain terms and conditions of the $7.5 million in aggregate principal amount of the Notes issued by the Company to the Purchaser that are not being exchanged for Series D Preferred Stock; and (iii) the Purchaser desires to commit to the purchase of up to an additional $5 million of the Company's senior secured notes, upon the terms and conditions set forth in this Agreement and a separate securities purchase agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                           RESTRUCTURING TRANSACTIONS

     1.1 DEFINITIONS. Unless the context otherwise requires, all capitalized terms used herein shall have the respective meanings set forth in Appendix A hereto.

     1.2 EXCHANGE OF $39.75 MILLION OF NOTES FOR SERIES D PREFERRED STOCK AND SERIES E WARRANT. On the Closing Date the Company will issue to the Purchaser 39,750 shares of Series D Preferred Stock and the Series E Warrant, and the Purchaser will cancel $39.75 million in aggregate principal amount of the Notes, and accrued interest thereon, and any interest accrued through July 15, 1999 on the remaining $7.5 million in aggregate principle amount of the Notes; provided, however, the parties acknowledge that the cancellation of any accrued but unpaid interest is deemed to have occurred immediately prior to the cancellation of the principal amount of the Notes and the issuance of the Series D Preferred Stock. The shares of Series E Preferred Stock will be issuable upon the exercise of the Series E Warrant, subject to the terms and conditions of the Series E Warrant Agreement. The Series D Preferred Stock will be convertible into shares of the Common Stock of the Company subject to the terms and provisions set forth in the Series D Certificate of Determination and in this Agreement. The Series D Preferred Stock will have all of the rights, preferences, privileges and limitations as set forth in the Series D Certificate of Determination. The Series E Preferred Stock will be convertible into shares of the Common Stock of the Company subject to the terms and provisions set forth in the Series E Certificate of Determination and in this Agreement. The Series E Preferred Stock will have all of the rights, preferences, privileges and limitations as set forth in the Series E Certificate of Determination.

     1.3 AMENDMENT OF $7.5 MILLION OF NOTES. On the Closing Date the Company and the Purchaser will enter into an amendment to the Securities Purchase Agreement (the "AMENDMENT NO. 2 TO THE SECURITIES PURCHASE AGREEMENT") to amend the terms and provisions of the $7.5 million aggregate principal amount of the Notes that is not being exchanged for shares of Series D Preferred Stock of the Company (the "AMENDED NOTES"). The Amendment No. 2 to the Securities Purchase Agreement will be in substantially the form as set forth on EXHIBIT D hereto.

     1.4 FORBEARANCE BY THE PURCHASER. The parties acknowledge that the Company failed to make the July 1, 1999 interest payment due on the Notes and that the Company failed to make the payment during the 15 Business Days following July 1, 1999 such failure constituting an Event of Default under the Notes. The Purchaser hereby expressly waives, fully and unconditionally on and as of the Closing Date: (i) any and all right or claim to any interest or other charges that have accrued on the Notes which remain outstanding as of the Closing Date, other than the interest that has accrued after July 15, 1999 on the Amended Notes; and (ii) any Default or Event of Default under the Notes or the Securities Purchase Agreement, as amended, relating to such non-payment of interest.

     1.5 ISSUANCE OF NEW NOTES The Company has agreed to issue to the Purchaser, and the Purchaser has agreed to purchase from the Company, up to Five Million Dollars ($5,000,000) in aggregate principal amount of 13% Senior Secured Notes (the "NEW NOTES"). The New Notes will be in substantially the form as set forth on EXHIBIT E hereto and will be issuable in tranches as follows:

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          1.5.1 AT CLOSING.  On the Closing  Date the Company  will issue to the
Purchaser New Notes in the aggregate principal amount of Two Million Dollars ($2,000,000) and the Purchaser will purchase such New Notes from the Company for Two Million Dollars ($2,000,000) in immediately available funds.

          1.5.2 UPON THE COMPANY ENTERING INTO A JOINT VENTURE. At such time following the Closing, if the Company enters into a joint venture with a casino operator that has at least $1.0 billion in Market Capitalization and the joint venture provides that the casino operator will pay at least fifty percent (50%) of the costs of development of an Exclusive New Game and such casino operator purchases or commits to purchase at least 100 units of such Exclusive New Game, then the Company will issue to the Purchaser additional New Notes in the aggregate principal amount of One Million Dollars ($1,000,000) and the Purchaser will purchase such New Notes from the Company for One Million Dollars ($1,000,000) in immediately available funds; provided that no Default or Event of Default has occurred under the New Notes or the Amended Notes and there has been no breach of any of the covenants contained herein that has not been cured or waived.

          1.5.3 UPON THE COMPANY REACHING CERTAIN FINANCIAL GOALS. At such time following the Closing, if the Company reaches certain financial hurdles, to be determined by the Purchaser in its sole discretion, the Company will issue to the Purchaser up to Two Million Dollars ($2,000,000) in New Notes and the Purchaser will purchase such New Notes from the Company for an amount, in immediately available funds, equal to the aggregate original principal amount thereof.

     1.6 ISSUANCE OF UNITS. As soon as practical following the Closing, the Company intends to complete an exchange offer in compliance with applicable securities laws whereby existing shareholders of record as of the Closing Date may exchange shares of Common Stock for units ("UNITS") consisting of one share of Common Stock and one warrant (the "OLD EQUITY WARRANTS"). The Old Equity Warrants issued as part of the Units would in the aggregate be exercisable for up to 54,968,816 shares of Common Stock of the Company, as of the Closing Date. The Old Equity Warrants would be issuable pursuant to the Warrant Agreement by and between the Company and the Warrant Agent (the "WARRANT AGREEMENT"), in substantially the form set forth on EXHIBIT F hereto. The Purchaser hereby consents to the issuance of the Units, including the Old Equity Warrants and any shares of Common Stock issued upon exercise of the Old Equity Warrants, to the extent consent is required under this Agreement, any of the Transaction Documents, or otherwise.

                                   ARTICLE II
                                     CLOSING

     Subject to the terms and conditions of this Agreement, the exchange of Notes for Series D Preferred Stock and the Series E Warrant, the forbearance by the Purchaser of defaults under the Securities Purchase Agreement, the amendment to the remaining $7.5 million aggregate principal of Notes, and the issuance of $2.0 million in New Notes (the "CLOSING") shall take place at 10:00 a.m., Arizona Time, on the later of November 24, 1999, or the date on which the

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
conditions set forth in Article V have been satisfied or waived, but in no event later than December 1, 1999, at the offices of Squire, Sanders & Dempsey L.L.P., 40 North Central Avenue, Suite 2700, Phoenix, Arizona, or at such other time and place as is mutually agreed upon by the parties. The date on which the Closing occurs is referred to as the "Closing Date."

     2.1 CLOSING DELIVERIES BY THE COMPANY. At the Closing the Company will deliver to the Purchaser:

          2.1.1 SHARE CERTIFICATES: a certificate representing 39,750 shares of Series D Preferred Stock issued to the Purchaser.

          2.1.2 NEW NOTES: New Notes issued to the Purchaser in the principal amount of $2 million pursuant to Section 1.5.1 above.

          2.1.3  SERIES E  WARRANT:  A  CERTIFICATE  REPRESENTING  THE  SERIES E
WARRANT.

          2.1.4 AMENDED NOTES: Amended Notes in the aggregate principal amounts of $7.5 million.

          2.1.5 FAIRNESS OPINION: a copy of a "fairness opinion" from a nationally recognized investment banking firm, in form and substance reasonably satisfactory to the Purchaser and the Company.

          2.1.6 CERTIFICATES: the certificates and other documents required to be delivered by the Company to the Purchaser pursuant to Section 5.2 hereof and certified board and stockholder resolutions evidencing the authority of the Company to enter into, execute and deliver this Agreement.

          2.1.7 OTHER: all such other documents and instruments as shall, in the reasonable opinion of the Purchaser, be necessary to consummate the transactions as contemplated hereby and in accordance herewith.

     2.2 CLOSING DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser will deliver to the Company:

          2.2.1 CANCELED NOTE: a canceled promissory note, or other instrument satisfactory to the Company, effecting the cancellation of $39.75 million in principal of the Notes, plus any interest accrued thereon, with the remaining balance of the Notes to be exchanged for the Amended Notes.

          2.2.2 PURCHASE OF NEW NOTES: Two Million Dollars ($2,000,000) in immediately available funds for the purchase of the New Notes pursuant to
Section 1.5.1 above.

          2.2.3 CERTIFICATES: the certificates and other documents required to be delivered by Purchaser to the Company pursuant to Section 5.1 hereof.

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          2.2.4 OTHER: all such other documents and instruments as shall, in the reasonable opinion of the Company, be necessary to consummate the transactions as contemplated hereby and in accordance herewith.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce the Purchaser to enter into the transactions contemplated hereby the Company represents and warrants that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made and as though the Closing Date were substituted for the date of this Agreement throughout Article III):

     3.1 ORGANIZATION AND QUALIFICATION; AUTHORITY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own and lease its properties and carry on its business as presently conducted, is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect. The Company has heretofore delivered, or prior to the Closing Date will deliver, to the Purchaser complete and correct copies of the Articles of Incorporation, the Series D Certificate of Determination, the Series E Certificate of Determination and the by-laws of the Company and the Articles of Incorporation and the by-laws of each of its Subsidiaries, each as amended to date and as presently in effect (collectively, with respect to any such Person, "CHARTER DOCUMENTS"). A list of all jurisdictions in which the Company is qualified, registered or licensed to do business as a foreign corporation is attached hereto as SCHEDULE 3.1.

     3.2 SUBSIDIARIES. The Company's Subsidiaries are set forth on SCHEDULE 3.2 hereto. Each of the Subsidiaries is a corporation, limited liability company or partnership duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has full corporate, limited liability company or partnership power and authority, as the case may be, to own and lease its properties, and carry on its business as presently conducted, is duly qualified, registered or licensed as a foreign corporation, limited liability company or partnership to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations make such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect. A list of all jurisdictions in which each of the Subsidiaries is qualified, registered or licensed to do business as a foreign corporation, limited liability company or partnership is attached hereto as SCHEDULE 3.2. Except as disclosed on SCHEDULE 3.2, the Company owns, directly or indirectly, all of the outstanding shares of Capital Stock or other evidences of equity ownership of each of its Subsidiaries free of any Lien, restriction (other than restrictions generally applicable to securities under federal, provincial or state securities laws) or encumbrance, and said shares have been duly issued and are validly outstanding.

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     3.3 LICENSES.  The Company and its Subsidiaries hold all material licenses, franchises, permits, consents, registrations, certificates and other approvals (including, without limitation, those relating to environmental matters, public and worker health and safety, buildings, highways or zoning) required for the conduct of its business as now being conducted, and is operating in compliance therewith, except where the failure to hold any such license or to operate in compliance therewith would not have a Material Adverse Effect. The Company and its Subsidiaries are in substantial compliance with all laws, regulations, orders and decrees applicable to it, except in each case where the failure so to comply would not have a Material Adverse Effect, or a material adverse effect on the ability of the Company or any of its Subsidiaries to perform on a timely basis any obligation that it has or will have under any Transaction Document to which it is a party.

     3.4 CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. Except as set forth on SCHEDULE 3.4, the execution, delivery and performance by the Company of the Transaction Documents to which it is a party and all other instruments or agreements to be executed at the Closing Date in connection therewith, and the issuance and sale to the Purchaser of the Series D Preferred Stock and the Series E Warrant pursuant to this Agreement, are within the Company's corporate power, having been duly authorized by all necessary corporate action on the part of the Company; do not require any license, authorization, consent, registration, permit, certificate, franchise, approval, qualification or formal exemption from, or other action by or in respect of, or filing of a declaration or registration with, any court, Governmental Body, agency or official or other Person (except such as have been obtained or as may be required under the Securities Act or state securities or Blue Sky laws) do not contravene or constitute a default under or violation of (a) any provision of applicable law or regulation of any Governmental Body, (b) the respective Charter Documents of the Company or any of its Subsidiaries, (c) any agreement (or require the consent of any Person under any agreement that has not been obtained) to which the Company or any of its Subsidiaries is a party, or (d) any judgment, injunction, order, decree or other instrument binding upon the Company, and of its Subsidiaries or any of their respective properties, except where such contravention, default or violation would not have a Material Adverse Effect; and do not and will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, other than Permitted Liens.

     3.5 VALIDITY AND BINDING EFFECT. On and as of the Closing Date, each of the Transaction Documents will be duly executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with their respective terms, except for (a) the effect upon the Transaction Documents of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (b) limitations imposed by a court of competent jurisdiction under general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies, and (c) any applicable laws relating to the maximum permissible rate of interest.

     3.6 CAPITALIZATION. Schedule 3.6 hereto sets forth the authorized, issued and outstanding Capital Stock (including any options, warrants and convertible securities, the exercise or conversion price of such options, warrants and convertibles securities, and indicating the record owners thereof) of the Company (i) as of the date hereof and (ii) immediately after giving effect to

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
the consummation of the transactions contemplated hereby (including, without limitation, the exchange of Senior Discount Notes for Series D Preferred Stock and the Series E Warrant contemplated by Section 1.2 hereof, the issuance of the Units, conversion of the Series B1 Preferred Stock and the adoption of the Management Incentive Plan). Except as set forth on SCHEDULE 3.6 hereto, there are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character obligating the Company or its Subsidiaries to issue any securities. Except as set forth on SCHEDULE 3.6, there are no voting trusts or other agreements or understandings to which the Company or its Subsidiaries is a party with respect to the voting of the Capital Stock of the Company or the Subsidiaries. Except as set forth on SCHEDULE 3.6 or as contemplated by the Stockholders Agreement, neither the Company nor any of its Subsidiaries has entered into any agreement to register its equity or debt securities under the Securities Act.

     3.7 PREEMPTIVE OR OTHER RIGHTS. Except as set forth on SCHEDULE 3.7 hereto, as of the Closing Date and after giving effect to the transactions contemplated hereby, other than rights set forth herein or in the Transaction Documents, there are (i) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to any shares of the Company's Capital Stock that are triggered by the issuance, sale, or redemption or conversion of the Series D Preferred Stock, the Series E Warrant, the Series E Preferred Stock, the Units, the New Notes or the Common Stock issued or to be issued under the Management Incentive Plan, (ii) no rights to have the Company's Capital Stock registered for sale to the public in connection with the laws of any jurisdiction and (iii) no documents, instruments or agreements relating to the voting of the Company's Capital Stock or restrictions on the transfer of the Company's Capital Stock, except as contemplated by the Stockholders Agreement and the Management Incentive Plan. The shares of Series D Preferred Stock, the shares of Series E Preferred Stock issued upon exercise of the Series E Warrant and the shares of Common Stock to be issued upon conversion of the shares of Series D Preferred Stock and the Series E Preferred Stock will when delivered to the Purchaser, be duly authorized, validly issued, fully-paid and non-assessable and free and clear of all encumbrances.

     3.8 LITIGATION; DEFAULTS. Except as set forth on SCHEDULE 3.8, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, or any properties of any of the foregoing, before or by any court or arbitrator or any Governmental Body which (individually or in the aggregate) could reasonably be expected to (i) have a Material Adverse Effect, or (ii) impair the ability of the Company or any Subsidiary to perform fully on a timely basis any material obligation which the Company or such Subsidiary has or will have under any Transaction Document to which the Company or such Subsidiary is a party. Except as set forth on SCHEDULE 3.8, neither the Company nor any of its Subsidiaries is in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its respective Charter Documents, or of any term of any agreement, instrument, judgment, decree, order, statute, injunction, governmental regulation, rule or ordinance (including, without limitation, those relating to zoning, city planning or similar matters) applicable to the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is bound, or to any properties of the Company or any of its Subsidiaries, except in each case to the extent that such violations or defaults, individually or in the aggregate, could not reasonably be expected to

(a) affect the validity or enforceability of any Transaction Document, (b) have a Material Adverse Effect, or (c) impair the ability of the Company or any Subsidiary to perform fully on a timely basis any material obligation which the Company or any Subsidiary has or will have under any Transaction Document to which the Company is a party.

     3.9 OUTSTANDING DEBT. Except as set forth on SCHEDULE 3.9 hereto, neither the Company nor any of its Subsidiaries has outstanding Indebtedness other than short-term debt incurred in the ordinary course of business. SCHEDULE 3.9 contains a complete and accurate list of all material guarantees, assumptions, purchase agreements and similar agreements and arrangements whereby the Company or any of its Subsidiaries is or may become directly or indirectly liable or responsible for the Indebtedness or other obligations of a Person other than the Company or any of its Subsidiaries, except for negotiable instruments endorsed for collection or deposit in the ordinary course of its business, identifying, with respect to each of the respective parties, amounts and maturities.

     3.10 NO MATERIAL ADVERSE CHANGE. Except as set forth on SCHEDULE 3.10, since September 30, 1999, there has been (a) no material adverse change in the condition (financial or other), assets, business, results of operations or prospects of the Company or any of its Subsidiaries, (b) no obligation or liability (contingent or other) incurred by the Company or any of its Subsidiaries, other than obligations and liabilities incurred in the ordinary course of business, and no Lien placed on any of the properties of the Company or any of its Subsidiaries which remains in existence on the date hereof, other than Permitted Liens and Liens described on SCHEDULE 3.17 hereto, (c) no acquisition or disposition of any material assets by the Company or any of its Subsidiaries, (d) no other material transaction, other than (i) for fair value in the ordinary course of business, or (ii) Permitted Dispositions, or (e) no contract or arrangement for any of the foregoing.

     3.11 EMPLOYEE PROGRAMS. SCHEDULE 3.11 sets forth a list of every Employee Program maintained by the Company or any Current Affiliate (as defined below) at any time during the five-year period ending on the Closing Date or with respect to which a liability of the Company or an Affiliate (as defined below) exists. Each Employee Program (other than a Multiemployer Plan) which has been maintained by the Company during the five-year period ending on the Closing Date and which has been intended to qualify under Section 401(a) or Section 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section or the remedial amendment period under Section 401(b) of the Code has not yet expired with respect to such Employee Program and, to the knowledge of the Company, nothing has occurred that would adversely affect such qualification since the date of such letter or application for a determination or approval letter has been timely made, and to the knowledge of the Company, no reason exists why a favorable determination or approval shall not be granted. Except as set forth on
SCHEDULE 3.11, the Company has no knowledge of any failure of any party to comply with any laws applicable with respect to the Employee Programs that have been maintained by the Company or any Current Affiliate, and no such failure will result from completion of the transactions contemplated hereby. With respect to any Employee Program ever maintained by the Company or an Affiliate, there has been no "prohibited transaction," as defined in Section 406 of ERISA or Code Section 4975, or breach of any duty under ERISA or other applicable law or any agreement which in any such case could subject the Company to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program (other than a Multiemployer Plan).

     Neither the Company nor any of its Current Affiliates have incurred any liability under title IV of ERISA which has not been paid in full prior to the Closing. Neither the Company nor any of its Current Affiliates is liable for any material "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by the Company or any Affiliate and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program subject to title IV of ERISA, there has been no (and the transactions contemplated by this Agreement will not result in any) (a) "reportable event," within the meaning of ERISA Section 4043 or the regulations thereunder (for which the notice requirement is not waived under 29 C.F.R. Part 2615) or (b) other event or condition which presents a material risk of plan termination or any other event that may cause the Company or any Current Affiliate to incur material liability or have a material Lien imposed on its assets under title IV of ERISA. All payments and/or contributions required to have been made by the Company and its Current Affiliates (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs subject to title IV of ERISA ever maintained by the Company or any Affiliate, for all periods prior to the Closing, have been timely made. Except as described on SCHEDULE 3.11, no Employee Program maintained by the Company or an Affiliate and subject to title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. With respect to Multiemployer Plans maintained by the Company or any Affiliate, SCHEDULE 3.11 states the aggregate amount of withdrawal liability or other termination liability that would be incurred by the Company or any Affiliate if there were a withdrawal from any such plan as determined by the most recent withdrawal liability calculation prepared by such plan. Except as disclosed on SCHEDULE 3.11, none of the Employee Programs which is a welfare plan maintained by the Company or any Affiliate provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or comparable statutes or regulations) or has ever promised to provide such post-termination benefits.

     For purposes of this section:

          (a) "Employee Program" means (A) any employee benefit plan within the meaning of Section 3(3) of ERISA and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA, and (B) any stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above, and (C) any trust used to fund benefits under the foregoing maintained by the Company or any Affiliate.

          (b) An entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA

Section 302(d)(8)(C); an entity is a "Current Affiliate" if it currently would be considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C); and each reference to the Company includes its Subsidiaries.

          (c) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or, in respect of such employees, their spouses, dependents, or beneficiaries).

          (d) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

     3.12 PRIVATE OFFERING. No form of general solicitation or general advertising, including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the Company or any of its Subsidiaries or any of the Company's or such Subsidiary's representatives, or, to the knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries, in connection with the offering of the Series D Preferred Stock, the Series E Warrant, the Amended Notes and the New Notes contemplated by this Agreement. During the six months prior to the Closing, neither the Company, any of its Subsidiaries nor any Person acting on the Company's or any Subsidiary's behalf has directly or indirectly offered the Series D Preferred Stock, the Series E Warrant, the Amended Notes, the New Notes or any part thereof or any other similar securities, for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than the Purchaser. The Company further represents to the Purchaser that, assuming the accuracy of the representations of the Purchaser as set forth in Section 4 hereof, neither the Company, any of its Subsidiaries nor any Person acting on the Company's or such Subsidiary's behalf has taken or will take any action which would subject the issue and sale of the Series D Preferred Stock, the Series E Warrant, the Amended Notes or the New Notes to the provisions of Section 5 of the Securities Act, except as contemplated by the Stockholders Agreement. The Company has not sold the Series D Preferred Stock, the Series E Warrant, the Amended Notes or the New Notes to anyone other than the Purchaser. During the six months prior to the Closing, no securities of the same class or series as the securities comprising the Series D Preferred Stock, the Series E Warrant, the Amended Notes or the New Notes have been issued and sold by the Company.

     3.13 BROKER'S OR FINDER'S COMMISSIONS. Neither the Company nor any of its Subsidiaries has engaged any broker or finder or has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement. In addition to and not in limitation of any other rights hereunder, the Company and its Subsidiaries agree that they will indemnify and hold harmless the Purchaser from and against any and all claims, demands or liabilities for broker's, finder's, placement agent's or other similar fees or commissions and any and all liabilities with respect to any taxes (including interest and penalties) payable or incurred or alleged to have been incurred by the Company or any of its Subsidiaries or any Person acting or alleged to have been acting on the Company's or such Subsidiary's behalf, in connection with this Agreement, the issuance or sale of the Series D Preferred Stock, the Series E Warrant, the Amended Notes, the New Notes, or the Units or any other transaction contemplated by any of the Transaction Documents.

     3.14 DISCLOSURE.

          (a) The historical financial and operating information delivered to the Purchaser has been derived from the consolidated books and records of the Company and its Subsidiaries prepared in accordance with GAAP.

          (b) There is no fact known to the Company which the Company has not disclosed to the Purchaser in writing which has or, insofar as the Company can reasonably foresee, may have or will have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under any of the Transaction Documents or in respect of the Series D Preferred Stock, the Amended Notes, the New Notes, the Series E Warrant or the Units or any document contemplated hereby or thereby or which insofar as the Company can reasonably foresee may or will cause any of the representations and warranties herein to be untrue.

     3.15 FOREIGN ASSETS CONTROL REGULATION, ETC. The issuance of the Series D Preferred Stock, the Amended Notes, the New Notes, the Series E Warrant and the Units by the Company as contemplated by this Agreement will not violate the Foreign Assets Control Regulations, the Transaction Control Regulations, the
Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Control Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions
Regulations, the Haitian Transactions Regulations, or the Iraqi Sanctions Regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or Executive Orders 12722 and 12724 (transactions with
Iraq).

     3.16 FEDERAL RESERVE REGULATIONS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use any of the proceeds from the sale of the New Notes for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock," or of maintaining, reducing or retiring any indebtedness originally incurred to purchase any stock that is currently a "margin stock," or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit," in each case within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207 and 221, as amended, respectively), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulations T or X of the Board of Governors of the Federal Reserve System (12 C.F.R. 220 and 224, as amended, respectively) or any other regulation of such Board. No indebtedness that may be maintained, reduced or retired with the proceeds from the sale of the Convertible Notes was incurred for the purpose of purchasing or carrying any "margin stock" and neither the Company nor any of its Subsidiaries own any such "margin stock" or have any present intention of acquiring, directly or indirectly any such "margin stock."

     3.17  INVESTMENT   COMPANY  ACT.   Neither  the  Company  nor  any  of  its
Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3.18 PUBLIC UTILITY HOLDING COMPANY ACT. To the Company's knowledge, neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     3.19 INTERSTATE COMMERCE ACT. To the Company's knowledge, neither the Company nor any of its Subsidiaries is, nor will be, a "rail carrier," or a Person controlled by or affiliated with a "rail carrier," within the meaning of Title 49, U.S.C. Neither the Company nor any of its Subsidiaries is a "carrier" or other Person to which 49 U.S.C. Section 11301(b)(1) is applicable.

     3.20 ENVIRONMENTAL REGULATION, ETC.

          (a) Except as set forth on SCHEDULE 3.20, to the knowledge of the Company, each of the Company and its Subsidiaries (i) has no liability under any Environmental Law or common law cause of action relating to or arising from environmental conditions which could have a Material Adverse Effect, and any property owned, operated, leased, or used by the Company and its Subsidiaries and any facilities and operations thereon comply with all applicable Environmental Laws except to the extent that failure to comply could have a Material Adverse Effect; (ii) has not entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iii) has no reason to believe that any of the items enumerated in clause (ii) of this paragraph will be forthcoming.

          (b) Except as set forth on  SCHEDULE  3.20,  to the  knowledge  of the
Company: (i) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste, except in accordance with applicable Environmental Laws; (ii) to the knowledge of the Company, no Release or Threat of Release of a Hazardous Material at any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries has occurred; (iii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has ever had Hazardous Material transported from any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries for treatment, storage, or disposal at any other place, except in accordance with applicable Environmental Laws except such noncompliance which could not reasonably be expected to have a Material Adverse Effect; (iv) to the knowledge of the Company, neither the Company nor any of its Subsidiaries presently own, operate, lease or use any site or formerly owned, operated, used or leased any site on which underground storage tanks are or were located; (v) neither the Company nor any of its Subsidiaries has ever placed underground storage tanks on any site owned, operated, leased or used by the Company or any of its Subsidiaries; (vi) neither the Company nor any of its Subsidiaries has ever removed underground storage tanks from any site presently or formerly owned, operated, leased or used by the Company or any of its Subsidiaries; and (vii) neither the Company nor any of its Subsidiaries has ever had a Lien imposed by any Governmental Body on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company or any of its Subsidiaries in connection with the presence of any Hazardous Material.

     3.21 PROPERTIES AND ASSETS. The Company and its Subsidiaries have good record and marketable title to (or, in the case of licensed Property, valid licenses to) all Property, owned by or licensed to them and reasonably necessary in the conduct of business of the Company or such Subsidiaries, except defects in title which do not and will not have a Material Adverse Effect. All of the leases necessary in any material respect for the operation of their respective properties and assets, under which the Company or any of its Subsidiaries holds any Property, are valid, subsisting and enforceable and afford peaceful and undisturbed possession of the subject matter of the lease, and no material default by the Company or any of its Subsidiaries exists under any of the provisions thereof. All buildings, machinery and equipment of the Company and its Subsidiaries are in good repair and working order, except for ordinary wear and tear, and except as would have a Material Adverse Effect. All material current and proposed uses of such Property of the Company and its Subsidiaries are permitted as of right and no regulation or ordinance interferes with such current or proposed uses. To the knowledge of the Company, there is no pending or formally proposed change in any such laws, regulations and ordinances which would have a Material Adverse Effect. Except as set forth on SCHEDULE 3.21, no condemnation proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. All Property of the Company and its Subsidiaries are free from all Liens except for (a) Liens which would not have a Material Adverse Effect; (b) Liens disclosed on SCHEDULE 3.21 hereto; and (c) Permitted Liens. Except as set forth on SCHEDULE 3.21 hereto, neither the Company nor any of its Subsidiaries has signed any material financing statement, as debtor or lessee, or any security agreement authorizing any secured party thereunder to file any such financing statement.

     3.22 INSURANCE. A list of all insurance policies and fidelity bonds maintained by or on behalf of the Company covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and under which the Company or any of its Subsidiaries or any of their employees, officers and directors may derive any material benefit is set forth on SCHEDULE 3.22 hereof. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, reserved, denied or disputed by the underwriters of such policies or bonds or their agents where such question, reservation, denial or dispute would have a Material Adverse Effect. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Subsidiaries are otherwise in full compliance with the terms and conditions of all such policies and bonds. Except as set forth on SCHEDULE 3.22, such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are and have been in full force and effect for at least the last year or since the inception of the Company or any of its Subsidiaries, as the case may be, and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting business similar to that presently conducted by the Company and its Subsidiaries. The Company knows of no threatened termination of any such policies or bonds.

     3.23 EMPLOYMENT PRACTICES. Except as set forth on SCHEDULE 3.23 hereto, neither the Company nor any of its Subsidiaries is a party to or in the process of negotiating any collective bargaining or labor agreement or union contract. As of the date of this Agreement, there is no (a) charge, complaint or suit pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries respecting employment, hiring for employment, terminating from employment, employment practices, employment discrimination, terms and conditions of employment, safety, wrongful termination, or wages and hours, (b) unfair labor practice charge or complaint pending or, to the knowledge of the Company, threatened against, or decision or order in effect and binding on, the Company or any of its Subsidiaries before or of the National Labor Relations Board, (c) grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (d) strike, labor dispute, slow-down, work stoppage or other interference with work pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, or (e) to the knowledge of the Company, union organizing activities or union representation question threatened or existing with respect to any groups of employees of the Company or any of its Subsidiaries, which in the case of (a)-(e) above could be reasonably expected to have a Material Adverse Effect.

     3.24 FINANCIAL STATEMENTS.

          (a) The consolidated financial statements contained in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, together with the notes thereto (the "FINANCIAL Statements") fairly present in all material respects the financial position of the Company and its Subsidiaries on a consolidated basis on the dates of such statements and the results of their operations on the applicable basis for the periods covered thereby in accordance with GAAP, except, with respect to unaudited financial statements, the absence of notes thereto and statements of cash flows and subject to customary year-end adjustments; and have been prepared in accordance with GAAP consistently applied, except as otherwise stated therein.

          (b) As of September 30, 1999 and as of the date hereof and the Closing Date, and except as set forth in the Schedules hereto, there are no material liabilities, claims or obligations relating to the Company or its Subsidiaries of any nature, whether accrued, absolute, contingent or otherwise, asserted or, to the Company's knowledge, unasserted, except liabilities or claims stated or adequately reserved against in the Financial Statements or liabilities or claims incurred in the ordinary course of the Company's and any of its Subsidiary's operations which are not required to be reflected in the Financial Statements or in the notes thereto under GAAP. Nothing has come to the attention of the Company since the date of the Financial Statements which would indicate that the Financial Statements did not fairly present in all material respects the financial position of the Company and its Subsidiaries as of the respective dates thereof.

     3.25 INTELLECTUAL PROPERTY.

          (a) SCHEDULE 3.25 sets forth all patent, copyright, trade secret, trademark, or other proprietary rights used in or necessary to the business of the Company or any of its Subsidiaries and material to the Company and its Subsidiaries on a consolidated basis (collectively, "INTELLECTUAL PROPERTY"). Except as described on SCHEDULE 3.25, the Company and its Subsidiaries have exclusive ownership of, or exclusive license to use the Intellectual Property. There are no claims or demands of any other Person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or any of its Subsidiaries in respect thereof. The Company and its Subsidiaries have the right to use, free and clear of claims or rights of other Persons, all customer lists, designs, manufacturing or other processes, computer software systems, data compilations, research results and other information required for or incident to their products or their business as presently conducted or contemplated.

          (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or any of its Subsidiaries or used or to be used by the Company or any of its Subsidiaries in their business as presently conducted, and which are material to the Company and its Subsidiaries are listed on SCHEDULE
3.25. All of such patents, patent applications, trademarks, trademark applications and registrations and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on SCHEDULE 3.25, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such jurisdiction.

          (c) All material licenses or other agreements under which the Company or any of its Subsidiaries is granted rights in Intellectual Property are listed on SCHEDULE 3.25. Except as set forth on SCHEDULE 3.25, all said licenses or other agreements are in full force and effect and there is no material default by any party thereto.

          (d) The Company and its Subsidiaries have taken all steps required in accordance with sound business practice and business judgment to establish and preserve their ownership of all material copyright, trade secret and other proprietary rights with respect to their products and technology. The Company and its Subsidiaries regularly require all professional and technical employees, and other employees having access to valuable non-public information of the Company or any of its Subsidiaries, to execute agreements under which such employees are required to convey to the Company or any of its Subsidiaries, as applicable, ownership of all inventions and developments conceived or created by them in the course of their employment and to maintain the confidentiality of all such information of the Company and its Subsidiaries. To the Company's knowledge, neither the Company nor its Subsidiaries made any such information available to any Person other than employees of the Company or any of its Subsidiaries except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. To the knowledge of the Company, there are no infringements by others of any of its or any Subsidiary's Intellectual Property rights.

          (e) To the knowledge of the Company, the present business, activities and products of the Company or any of its Subsidiaries do not infringe any intellectual property of any other Person, except where such infringement would not have a Material Adverse Effect. No proceeding charging the Company or any of its Subsidiaries with infringement of any adversely held Intellectual Property has been filed or is, to the knowledge of the Company, threatened to be filed. To the Company's knowledge, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any Person, including without limitation any former employer of any past or present employee of the Company or any of its Subsidiaries, except where such use would not have a Material Adverse Effect. Except as set forth on SCHEDULE 3.25, neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any of its or any Subsidiary's employees have any agreements or arrangements with any Persons other than the Company or any of its Subsidiaries related to confidential information or trade secrets of such Persons or restricting any such employee's engagement in business activities of any nature. The activities of the Company or any of its Subsidiaries or any of its or any Subsidiary's employees on behalf of the Company or any of its Subsidiaries do not violate any such agreements or arrangements known to the Company which any such employees have with other Persons (to the extent that such agreements and arrangements are enforceable under applicable law).

     3.26 TAXES. The Company and its Subsidiaries, and any predecessors to the Company and any of its Subsidiaries, have filed or obtained extensions of all Tax returns heretofore required by law to be filed by any of them. All Taxes have been paid in full or are adequately provided for in accordance with GAAP on the financial statements of the applicable Person. All deposits, Taxes and other assessments and levies required by law to be made, withheld, collected or provided for by the Company or any of its Subsidiaries including deposits with respect to Taxes constituting employee income withholding taxes, have been duly made, withheld, collected or provided for and have been paid over to the proper federal, state or local authority, or are held by the applicable Person for such payment. No Liens arising from or in connection with Taxes have been filed and are currently in effect against the Company or any of its Subsidiaries (except for Liens for Taxes which are not yet due). Except as set forth on SCHEDULE 3.26 hereto, neither the Company nor any of its Subsidiaries, nor any predecessors thereto, has executed or filed with the IRS or any other taxing authority any agreement or document extending, or having the effect of extending, the period for assessment or collection of any Taxes. The federal income tax returns of the Company and each of its Subsidiaries, and any predecessors thereto, have been examined by the IRS, or the statute of limitations with respect to federal income taxes has expired, for all tax years to and including the fiscal year ended December 31, 1994 and, except as set forth on SCHEDULE 3.26, any deficiencies have been paid in full or are being contested in good faith by appropriate action or appropriate reserves therefor in accordance with GAAP have been established on the Company's or applicable Subsidiary's books. Except as set forth on SCHEDULE 3.26, neither the Company nor any of its Subsidiaries is a party to any tax sharing agreement or arrangement. Except as set forth on
SCHEDULE 3.26, no audits or investigations are pending or, to the knowledge of the Company, threatened with respect to any tax returns or taxes of the Company or any of its Subsidiaries, or any predecessor thereto.

     3.27 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 3.27, and the Management Incentive Plan, there are no material transactions, agreements or understandings, existing or presently contemplated between or among the Company or any of its Subsidiaries and any of its officers or directors or stockholders or any of their Affiliates or associates.

     3.28 LIMITATION ON SUBSIDIARY PAYMENT RESTRICTIONS.  Except as set forth on
SCHEDULE 3.28 hereto, neither the Company nor any of its Subsidiaries is subject to any consensual restriction on the ability of any such Subsidiary (a) to pay dividends or make any other distributions on such Subsidiary's Capital Stock to, or pay any indebtedness owing to, or repurchase or redeem any of such Subsidiary's Capital Stock from, the Company or any other Subsidiary of the Company, (b) to make any loans or advances to the Company or any other Subsidiary of the Company, or (c) to transfer any of its Property or assets to the Company or any other Subsidiary.

     3.29 NO OTHER BUSINESS. Except as set forth in SCHEDULE 3.29 hereto, the Company has not and is not engaged in any material respect in any business other than the design, development, production, marketing and sale of interactive slot machines.

     3.30 SERIES D PREFERRED STOCK AND SERIES E PREFERRED STOCK CERTIFICATES OF DETERMINATION. The Series D Certificate of Determination and the Series E
Certificate of Determination will each be filed with the Secretary of State of the State of California and on and as of the Closing Date will each be in full force and effect. The provisions of the Series D Preferred Stock and the Series E Preferred Stock are the valid and binding obligations of the Company enforceable in accordance with their terms.

     3.31  YEAR  2000  COMPLIANCE.  To its  knowledge,  except  as set  forth in
SCHEDULE 3.31 and except where the failure to be Year 2000 Compliant would not be reasonably likely to have a Material Adverse Effect, all computer software products that are owned by the Company, or produced and sold to others by the Company ("SOFTWARE") are Year 2000 Compliant or will be Year 2000 compliant on or prior to December 31, 1999. As used herein, "Year 2000 Compliant" shall mean with respect to any such Software, the ability of such Software to perform the following date-related functions: (i) consistently properly interpret date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates; (ii) function accurately in accordance with the documentation relating to the applicable software and without material interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (iii) respond to two-digit date input in a way that resolves any ambiguity as to the century; and
(iv) store and process date information in ways that are unambiguous as to century.

                                   ARTICLE IV
                    PURCHASE FOR INVESTMENT; SOURCE OF FUNDS

     4.1 PURCHASE FOR INVESTMENT. The Purchaser represents that (a) by reason of its business and financial experience, and the business and financial experience of those persons, if any, retained by it to advise it with respect to its investment in the Series D Preferred Stock, it together with such advisers have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, (b) it is an accredited investor as defined in Regulation D under the Securities Act and (c) it is purchasing the Series D Preferred Stock for its own account or for one or more separate accounts maintained by it or for the account of one or more institutional investors on whose behalf the Purchaser has authority to make this representation for investment and not with a view to the distribution or other disposition thereof or with any present intention of distributing or selling any shares of the Series D Preferred Stock except in compliance with the Securities Act and except to one or more such institutional investors, provided that the disposition of the Purchaser's or such investor's property shall at all times be within its control. The Purchaser understands and agrees that the Series D Preferred Stock has not been registered under the Securities Act and may be resold (which resale is not now contemplated) only if registered pursuant to the provisions thereunder or if an exemption from registration is available.

     4.2 AUTHORITY. Each of the Transaction Documents has been duly executed and delivered by the Purchaser and is a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, except for (a) the effect upon the Transaction Documents of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (b) limitations imposed by a court of competent jurisdiction under general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies, and (c) any applicable laws relating to the maximum permissible rate of interest.

     4.3 BROKER'S OR FINDER'S COMMISSIONS. In addition to and not in limitation of any other rights hereunder, the Purchaser agrees that it will indemnify and hold harmless the Company and its Subsidiaries from and against any and all claims, demands or liabilities for broker's, finder's, placement agent's or other similar fees or commissions and any and all liabilities with respect to any taxes (including interest and penalties) payable or incurred or alleged to have been incurred by the Purchaser or any Person acting or alleged to have been acting on the Purchaser's behalf, in connection with this Agreement, the issuance or sale of the Series D Preferred Stock, Series E Warrant or any other transaction contemplated by any of the Transaction Documents.

     4.4 ACKNOWLEDGMENT OF GAMING RESTRICTIONS. The Purchaser acknowledges that pursuant to the Gaming Laws approvals from the Gaming Authorities shall be required in order for the Purchaser to acquire control (as defined in the Gaming
Laws) of the Company.

                                    ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

     5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The Company's obligation to consummate the transactions contemplated hereby is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by the Company in its sole discretion).

          5.1.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of the Purchaser contained in this Agreement or in any certificate, document or other instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by it at or prior to the Closing. The Purchaser shall furnish the Company with a certificate dated as of the Closing Date and signed by an individual duly authorized to act on behalf of the Purchaser to the effect that the conditions set forth in this Section 5.1.1 have been satisfied.

          5.1.2 AMENDMENT OF $7.5 MILLION OF NOTES. The Purchaser shall have executed and delivered Amendment No. 2 to the Securities Purchase Agreement in substantially the form set forth on EXHIBIT D.

          5.1.3 PURCHASE OF NEW NOTES. The Purchaser shall have delivered to the Company Two Million Dollars ($2,000,000) in cash as payment of the purchase price for the portion of the New Notes purchased on the Closing Date as contemplated by Section 1.5.1 hereof against delivery of such portion of the New Notes.

          5.1.4 NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any Governmental Body, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Company's reasonable judgment, could materially and adversely affect the Series D Preferred Stock, the Amended Notes, the New Notes, or the Units as an investment. There shall be no action, suit, investigation or proceeding pending or threatened in writing, against or affecting the Company, any of its properties or rights, or any of its Affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and, to the Company's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

          5.1.5 GOVERNMENTAL AND THIRD PARTY PERMITS, CONSENTS, ETC. The Purchaser shall have duly applied for and obtained all prior Approvals from each Governmental Body, or pursuant to any agreement to which the Purchaser is a party or to which its assets are subject, which may be required in connection with this Agreement, the other Transaction Documents or any other agreements and documents contemplated thereby and in connection therewith. The Nevada Gaming Control Board shall have determined that the issuance to the Purchaser of the Series D Preferred Stock and to Andrew Pascal, Paul Mathews or such other members of senior management of shares of Common Stock under the Management Incentive Plan does not constitute the acquisition of control under Nevada Gaming Laws and shall have indicated that the consummation of the transactions contemplated by this Agreement (other than a conversion of Series D Preferred Stock or Series E Preferred Stock into shares of Common Stock, or other acquisition of shares of Common Stock, which results in an acquisition of control under Nevada Gaming Laws) shall not require any post-closing filing, qualification, finding of suitability or other approval on the part of DDJ or the Purchaser with the Nevada Gaming Control Board.

     5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER. The Purchaser's obligation to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by the Purchaser in its sole discretion).

          5.2.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of the Company contained in this Agreement or in any certificate, document or other instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by it at or prior to the Closing. The Company shall furnish the Company with a certificate dated as of the Closing Date and signed by a senior executive officer of the Company to the effect that the conditions set forth in this
Section 5.2.1 have been satisfied.

          5.2.2 BOARD OF DIRECTOR ACTIONS. The Board of Directors of the Company shall have adopted resolutions in form reasonably satisfactory to the Purchaser, to:

               (i)  Approve  and  authorize   execution  and  delivery  of  this
     Agreement and the Transaction Documents;

               (ii) Authorize the establishment of the Series D Preferred Stock and the Series E Preferred Stock;

               (iii) propose an increase in the number of authorized shares of Common Stock of the Company to 750,000,000.

               (iv) authorize a proposal to the shareholders of the Company to approve the increase in the number of authorized shares of Common Stock;

               (v) set a record date for determining the shareholders entitled to consent in writing to approve the increase in authorized shares of Common Stock;

               (vi) approve and authorize issuance and delivery of the Amended Notes;

               (vii)  approve  and  authorize  the   distribution   of  separate
     Information Statements to the shareholders regarding a change in the Board of Directors and an increase in the authorized shares of Common Stock;

               (viii) approve and authorize the issuance of up to $5.0 million of New Notes;

               (ix) establish the Management Incentive Plan, in the form set forth on EXHIBIT G, providing for the issuance of up to [116,190,084] shares of Common Stock, as more particularly described in the Management Incentive Plan;

               (x) set a record date for issuance of the Units, approve and authorize the issuance of the Units, and approve and authorize the Warrant Agreement.

          5.2.3 FAIRNESS OPINION. The Board of Directors of the Company shall have received a Fairness Opinion from Gordian Group., L.P. or another nationally recognized investment banking firm reasonably acceptable to Purchaser stating that it is such investment banking firm's opinion that the transactions contemplated by this Agreement and the Transaction Documents are fair to the shareholders of the Company from a financial point of view.

          5.2.4 OPINIONS OF COUNSEL. The Purchaser shall have received (i) from Gray, Cary, Ware and Freidenrich, corporate counsel to the Company, a favorable opinion substantially in the form set forth in EXHIBIT H, addressed to the Purchaser, dated as of the Closing Date, and otherwise satisfactory in substance and form to the Purchaser, (ii) from special gaming counsel to the Company, favorable opinions, each substantially in the form set forth in EXHIBIT I, addressed to the Purchaser, dated as of the Closing Date, and otherwise satisfactory in substance and form to the Purchaser, and (iii) from Squire, Sanders & Dempsey L.L.P., a favorable opinion substantially in the form set forth in EXHIBIT J, addressed to the Purchaser, dated as of the Closing Date, and otherwise satisfactory in substance and form to the Purchaser.

          5.2.5 LEGAL INVESTMENT. On the Closing Date, the transactions contemplated by this Agreement shall be permitted by the laws and regulations of the jurisdiction to which the Purchaser is subject (including, without limitation, Section 5 of the Securities Act and Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and credit controls (whether voluntary or mandatory) or similar restraints applicable to the Purchaser and shall not subject the Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation (other than applicable securities law restrictions on resale of the Series D Preferred Stock, the Amended Notes, the New Notes, and the Series E Warrant), and shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to the Purchaser.

          5.2.6 COMPLIANCE WITH SECURITIES LAWS. The offering, issuance and sale of the Series D Preferred Stock, the Amended Notes, the New Notes, and the Units under this Agreement and the Transaction Documents shall have complied with all applicable requirements of the Federal securities laws and the Purchaser shall have received evidence, if any, of such compliance in form and substance reasonably satisfactory to the Purchaser.

          5.2.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings contemplated by this Agreement, including, without limitation, the matters set forth in the Transaction Documents and all of the other documents and instruments incident thereto, shall be reasonably satisfactory to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser may reasonably request.

          5.2.8 COMPLETION OF OTHER TRANSACTIONS. Simultaneously with or prior to the Closing Date:

               (i) the Company and the Purchaser shall have duly entered into the Stockholders Agreement substantially in the form of EXHIBIT K hereto, the Purchaser shall have received fully-executed counterparts of the Stockholders Agreement in such numbers reasonably requested by it, and such agreement shall be in full force and effect; and

               (ii) each of the other Transaction Documents and any other agreements and documents contemplated thereby and in connection therewith shall have been executed and delivered by all respective parties thereto and shall be in full force and effect.

               (iii) The Company shall have executed an Amended and Restated Security Agreement and other documents satisfactory to the Purchaser granting the Purchaser a security interest in and to the Collateral (as defined in the such Amended and Restated Security Agreement by and between the Company, its Subsidiaries and the Purchaser, substantially in the form as set forth on EXHIBIT L) securing the obligations of the Company under the Amended Notes and the New Notes.

               (iv) All of the issued and outstanding Series B-1 Preferred Stock shall have been converted to Common Stock.

               (v) The Company shall have received waivers in a form reasonably satisfactory to the Purchaser from such holders of the Company's outstanding warrants waiving their anti-dilution rights under the applicable warrants with respect to the issuance of Capital Stock in connection with the Restructuring and a consent and waiver from the parties to the third Amended and Restated Rights Agreement as of July 29, 1996, and any additional waiver or consent necessary in order to consummate the transactions contemplated hereby.

          5.2.9 PREFERRED STOCK. The Series D Certificate of Determination and Series E Certificate of Determination shall each have been filed by the Company and shall each be in full force and effect.

          5.2.10 NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Purchaser's reasonable judgment, could materially and adversely affect any of the Series D Preferred Stock or any part thereof as an investment. There (a) shall be no action, suit, investigation or proceeding pending or threatened against or affecting the Company or the Purchaser, any of its properties or rights, or any of its Affiliates, associates, officers or directors (in such capacity), before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and,
(b) to the Company's or the Purchaser's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

          5.2.11 GOVERNMENTAL AND THIRD PARTY PERMITS, CONSENTS, ETC. Except as set forth on SCHEDULE 3.4, the Company and its Subsidiaries and the Purchaser shall have duly applied for and obtained all Approvals from each Governmental Body, or third party pursuant to any agreement to which the Company or any of its Subsidiaries is a party or to which any of them or any of their assets is subject, which are required in connection with this Agreement, the other Transaction Documents or any other agreements and documents contemplated thereby and in connection therewith. The Nevada Gaming Control Board shall have determined that the issuance to the Purchaser of the Series D Preferred Stock and to Andrew Pascal, Paul Mathews or such other members of senior management of shares of Common Stock under the Management Incentive Plan does not constitute the acquisition of control under Nevada Gaming Laws and shall have indicated that the consummation of the transactions contemplated by this Agreement (other than a conversion of Series D Preferred Stock or Series E Preferred Stock into shares of Common Stock) shall not require any post-closing filing, qualification, finding of suitability or other approval on the part of DDJ or the Purchaser with the Nevada Gaming Control Board.

          5.2.12 SECRETARY'S CERTIFICATE. The Purchaser shall have received a certificate, dated as of the Closing Date, of the Secretary or Assistant Secretary of the Company, on behalf of such entity, (i) certifying as true, complete and correct its Charter Documents and resolutions relating to the transactions contemplated hereby attached thereto, (ii) as to the absence of proceedings or other action for dissolution, liquidation or reorganization of the Company, (iii) as to the incumbency and specimen signatures of officers who shall have executed instruments, agreements and other documents in connection with the transactions contemplated hereby, (iv) as to the effect that certain agreements, instruments and other documents are in the form approved in the resolutions referred to in clause (i) above, and (v) covering such other matters, and with such other attachments thereto, as Purchaser's counsel may reasonably request at least one Business Day before the Closing Date, which certificates and attachments thereto shall be reasonably satisfactory in form and substance to such Purchaser.

          5.2.13 PAYMENT OF FEES. The Company shall have paid to the Purchaser's counsel, Goodwin, Procter & Hoar LLP, and the Purchaser's special gaming counsel, contemporaneously with the Closing, the reasonable fees, expenses and disbursements reflected in the statements of such counsel rendered prior to or on the Closing Date and agreed to pay such additional reasonable fees, expenses and disbursements reflected in the statements of such counsel rendered after the Closing Date for services rendered by such counsel directly related to this Agreement and the transactions contemplated by this Agreement.

                                   ARTICLE VI
                                    COVENANTS

     So long as there remain outstanding at least 100 shares of Series D Preferred Stock:

     6.1 LIMITATION ON CERTAIN ACTIONS. The Company shall not, without the prior written consent of the holders of a majority of the then outstanding Series D Preferred Stock:

          (a) authorize or issue any dividends on any of its outstanding securities unless required to do so by the Series D Certificate of Determination or other governing instrument of such security as in effect on the Closing Date;

          (b) issue any Capital Stock or debt with a preference to or PARI PASSU with the Series D Preferred Stock, the New Notes (or interest thereon whether deferred or paid-in-kind) or Amended Notes.

          (c) issue any additional Capital Stock or equity securities, including options, warrants or other derivative securities other than the Series D Preferred Stock, the Common Stock to be issued upon conversion of the Series D
Preferred Stock, the Units, the Old Equity Warrants, the Common Stock to be issued upon exercise of the Old Equity Warrants, the Series E Warrant, the Series E Preferred Stock to be issued upon exercise of the Series E Warrant, the Common Stock to be issued upon exercise of the Series E Warrant, or, unless issued to an officer, employee, director or consultant of the Company under the Management Incentive Plan;

          (d) acquire assets, not in the ordinary course of business, in an aggregate value that exceeds $100,000 for any calendar year;

          (e) make capital investments in any other entity in an aggregate amount that exceeds $100,000;

          (f) enter into any agreement or arrangement, not in the ordinary course of business, which obligates the Company to present or future commitments during the term of the agreement in excess of $100,000;

          (g) make capital expenditures in an aggregate value that exceeds $500,000 for any calendar year;

          (h)   liquidate,    dissolve   or   wind-up   operations,   effect   a
recapitalization or reorganization, or take steps to file for bankruptcy; or

          (i) amend its Charter Documents or by-laws, other than as contemplated herein or in the Transaction Documents.

     6.2 CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or similar existence of each of its Subsidiaries in accordance with the respective organizational documents of each of its Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate or similar existence of any Subsidiary, if the Company's Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

     6.3 LIMITATION ON INDEBTEDNESS.

          (a) Except as set forth in this Section 6.3, the Company shall not, and shall not permit any Subsidiary, after the date hereof, directly or indirectly, to Incur any Indebtedness (including Acquired Indebtedness) without the prior written consent of the holders of a majority of the then outstanding Series D Preferred Stock. For purposes of this Agreement, Indebtedness of any Acquired Person that is not a Subsidiary, which Indebtedness is outstanding at the time such Person is acquired by the Company or a Subsidiary or becomes, or is merged into or consolidated with, a Subsidiary, shall be deemed to have been Incurred by the Company or the acquiring Subsidiary at the time such Acquired Person becomes, or is merged into or consolidated with, a Subsidiary.

          (b) Notwithstanding Section 6.3(a) the Company and its Subsidiaries may Incur, after the date hereof, any of the following Indebtedness:

               (i)  Indebtedness  outstanding at the date hereof as set forth on
     SCHEDULE 3.9, the Indebtedness evidenced by the Amended Notes and the New Notes including any Indebtedness evidenced by notes issued as payment-in-kind for interest payments due and payable under the Amended Notes and the New Notes;

               (ii) Indebtedness to any Wholly-Owned Subsidiary of the Company or Indebtedness of any Subsidiary to the Company (provided that such Indebtedness is at all times held by the Company or a Wholly-Owned Subsidiary of the Company); PROVIDED, HOWEVER, that for purposes of this
     Section 6.3, upon either (A) the transfer or other disposition by any such Wholly-Owned Subsidiary of any Indebtedness so permitted to a Person other than the Company or another Wholly-Owned Subsidiary of the Company or (B) the issuance, sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Subsidiary to a Person other than the Company or another such Wholly-Owned Subsidiary, the provisions of this clause (ii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by the Company at the time of such transfer or other disposition;

               (iii) Refinancing Indebtedness with respect to Indebtedness that was Incurred prior to the date hereof or, if incurred after the date hereof, was Incurred in compliance with the provisions of this Agreement; PROVIDED, HOWEVER, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded (plus the amount of fees, costs and expenses incurred and the amount of any premium, penalties, breakage costs and other similar amounts required to be paid in connection with such refinancing pursuant to the terms of the instrument governing the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish a refinancing by means of a tender offer or privately negotiated repurchase, which determination shall be supported by a fairness opinion from an Independent Financial Advisor, plus the fees, costs and expenses of such tender offer or repurchase); and (B) the Refinancing Indebtedness shall (1) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded; (2) not have a final scheduled maturity earlier than the final scheduled maturity of the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; (3) not permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded; and (4) rank no more senior or be at least as subordinated, as the case may be, in right of payment to the Series D Preferred Stock, the Amended Notes and the New Notes as the
     Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; and

               (iv) Senior Indebtedness of the Company not to exceed an aggregate of $4,000,000 (inclusive of amounts outstanding as of the date of this Agreement), including without limitation, Indebtedness owed to Silicon Valley Bank under the Company's secured credit facility.

     6.4 LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          (a) Neither the Company nor any of its Subsidiaries shall enter into any transaction or series of transactions to sell, lease, transfer, exchange or otherwise dispose of any of its properties or assets to or to purchase any property or assets from, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company, make any Investment in or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company (each, including any series of transactions with one or more Affiliates, an "AFFILIATE TRANSACTION"), unless (i) the Board of Directors of the Company or the relevant Subsidiary determines, as evidenced by a Board Resolution, that the terms of such Affiliate Transaction are fair and reasonable to the Company and no less favorable to the Company or the relevant Subsidiary than those that could have been obtained at that time in a comparable arms-length transaction by the Company or such Subsidiary with an unrelated Person, (ii) such transaction has been approved by a majority of the Board of Directors of the Company or the relevant Subsidiary who have no direct or indirect interest in the Affiliate Transaction or in the Affiliate that is a party to the Affiliate Transaction, or in any other party that is an Affiliate of any such Affiliate, and (iii) the Company shall have delivered to the holders of the Series D Preferred Stock an Officer's Certificate certifying that the conditions set forth in clauses (i) and (ii) above have been satisfied.

          (b) Neither the Company nor any of its Subsidiaries shall enter into an Affiliate Transaction involving or having a potential aggregate value of more than $1,000,000 unless, in addition to the requirements of (a) above, the Board of Directors of the Company or the relevant Subsidiary shall first have received a written opinion from an Independent Financial Advisor for the benefit of the Company and the holders of the Series D Preferred Stock, which firm is not receiving any contingent fee or other consideration directly or indirectly related to the successful completion of the Affiliate Transaction, to the effect that the proposed Affiliate Transaction is fair to the Company from a financial point of view.

          (c) The provisions of this Section 6.4 shall not apply to (i) any Restricted Payment that is made in compliance with the provisions of Section 6.1 or Section 6.11, (ii) the reasonable and customary fees and compensation paid to or indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or such Subsidiary or the senior management thereof in good faith, (iii) transactions exclusively between or among the Company and any Wholly-Owned Subsidiary or exclusively between or among Wholly-Owned Subsidiaries provided such transactions are not otherwise prohibited by this Agreement, and (iv) any Affiliate Transaction contemplated by this Agreement (including without limitation, the Management Incentive Plan) or in existence as of the date hereof the terms of which are listed on Schedule 3.27.

     6.5 LIMITATION ON LIENS. The Company shall not, and shall not permit any of its Subsidiaries to, Incur, assume, suffer to exist, create or otherwise cause to be effective any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness except: (a) Permitted Liens, (b) Liens existing as of the date hereof (and any extension, renewal or replacement Liens upon the same Property subject to such Liens, provided the principal amount of Indebtedness secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the principal amount of Indebtedness secured by the Lien theretofore existing, plus amounts described in Section
6.3(b)(iii)(A) with respect to permitted Refinancing Indebtedness), and (c) Liens replacing, extending or renewing, in whole or in part, any Lien described in the foregoing clauses (a) and (b), including in connection with any refinancing of the Indebtedness, in whole or in part, secured by any such Lien effected in accordance with Section 6.3, provided that if any such clauses limit the amount secured by or the Property or assets subject to such Liens, no such replacement, extension or renewal shall increase the amount of Indebtedness or the Property or assets subject to such Liens.

     6.6 LIMITATION ON ISSUANCES AND DISPOSITIONS OF CAPITAL STOCK OF SUBSIDIARIES. The Company (a) shall not, and shall not permit any Subsidiary to transfer, convey, sell, or otherwise dispose of any Capital Stock, or securities convertible into or exercisable or exchangeable for, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary to any Person (other than the Company or a Wholly-Owned Subsidiary) unless such transfer, conveyance, sale, lease or other disposition is of 100% of the Capital Stock of such Subsidiary held by the Company and is in compliance with SECTION
6.7 below and (b) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into or exercisable or exchangeable for, or options, warrants, rights or any other interest with respect to, the Capital Stock of a Subsidiary to any Person.

     6.7 LIMITATION ON SALE OF ASSETS.The Company shall not, and shall not permit any of its Subsidiaries to undertake an Asset Disposition without the prior written consent of the holders of a majority of the then outstanding Series D Preferred Stock.

     6.8 CHANGE OF CONTROL. The Company will not merge or consolidate with any other entity, or enter into any transaction which would constitute or have the effect of a Change of Control without the consent of a majority of the Holders of the then outstanding shares of Series D Preferred Stock.

     6.9 REPORTS.

          (a) To the extent permitted by applicable law or regulation, whether or not the Company is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. The Company shall mail to the Purchaser at its last known addresses, at the time of such mailing, within 10 days after it files the same with the Commission, all information, documents and reports that it is required to file with the Commission pursuant to this Section 6.8. If the Company is not permitted by applicable law or regulations to file the aforementioned reports, the Company (at its own expense) shall mail to the holders of the Series D
Preferred Stock at their addresses appearing in the register of holders of Series D Preferred Stock, as applicable, at the time of such mailing within 5 days after it would have been required to file such information with the Commission, all information and financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to the disclosure that the Company would have been required to include in annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, if the Company was subject to the requirements of such Section 13 or 15(d) of the Exchange Act.

          (b) At any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, upon the request of the Purchaser, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Purchaser or to a prospective purchaser of such Series D Preferred Stock designated by such Purchaser, as the case may be, in order to permit compliance by such Purchaser with Rule 144A under the Securities Act.

     6.10 COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Purchaser, within 135 days after the end of each fiscal year of the Company, an Officers' Certificate stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Agreement and the Stockholders Agreement, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Company has taken or proposes to take with respect thereto).

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Officers' Certificate delivered pursuant to Section 6.10(a) shall be accompanied by a written statement of Deloitte & Touche LLP, the Company's independent public accountants

(or another independent accounting firm of established national reputation reasonably satisfactory to the Purchaser), that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Sections 6.3, 6.11 and 6.12, or if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company will, so long as any of the Series D Preferred Stock are outstanding, deliver to the Purchaser, promptly after any Officer of the Company becomes aware of (i) any Default or Event of Default, or (ii) any default or event of default under any other mortgage, agreement or instrument that could result in an Event of Default, an Officers' Certificate specifying such Default, or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     6.11 LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Restricted Payment, except payments, prepayments, repurchases, redemptions and acquisitions with respect to Indebtedness not incurred in violation of Section 6.3.

          (b) Notwithstanding Section 6.11(a), the following Restricted Payments may be made: (i) the redemption of the Series D Preferred Stock, the Series E Preferred Stock, the Amended Notes and the New Notes under the terms and provisions of the relevant agreement controlling each instrument; (ii)
repurchase of any Common Stock pursuant to the provisions of the Management Incentive Plan at a purchase price no greater than the price at which such securities were originally sold, (iii) the issuance of the Units and (iv) the issuance of the Series E Warrant (including the issuance of shares of Series E Preferred Stock upon exercise of the Series E Warrant).

     6.12 PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge, before the same shall become delinquent, (a) all Taxes, assessments and governmental charges (including withholding taxes and penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of the Company or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid might by law become a Lien upon the Property of it or any of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax, assessment, charge or claim if either (i) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (ii) the failure to make such payment or effect such discharge (together with all other such failures) would not have a Material Adverse Effect.

     6.13 RESTRICTIONS AGAINST LIMITATIONS ON UPSTREAM PAYMENTS. The Company shall not, and shall not permit any Subsidiary of the Company to, create or otherwise cause or suffer to exist or to become effective any Payment Restriction or other encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or a Subsidiary of the Company, or (c) transfer any of its Properties or assets to the Company or any Subsidiary of the Company, except for such Payment Restrictions or encumbrances existing under or by reason of: (i) applicable law; (ii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in contemplation of or in connection with such acquisition), PROVIDED, that such restriction is not applicable to any Person, or the Property or assets of any Person, other than the Acquired Person;
(iii) non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (iv) instruments governing purchase money Indebtedness for Property acquired in the ordinary course of business that only impose restrictions on the Property so acquired; (v) any agreement for the sale or disposition of the Capital Stock or assets of such Subsidiary, PROVIDED that such restriction is only applicable to such Subsidiary or assets, as applicable; or (vi) Refinancing Indebtedness permitted under this Agreement with respect to Indebtedness described in clauses (ii), (iii) or (iv), PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the instrument governing the Indebtedness being refinanced immediately prior to such refinancing.

     6.14 MANAGEMENT INCENTIVE PLAN. The Company will not amend the Management Incentive Plan (or the Exhibits thereto) without the prior written consent of the holders of a majority of the then outstanding Series D Preferred Stock.

     6.15 MAINTENANCE OF PROPERTIES. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order, subject to normal wear and tear, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.15 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Company in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Purchasers.

     6.16 MAINTENANCE OF INSURANCE. The Company shall, and shall cause its Subsidiaries to, (a) keep at all times all of their properties which are of an insurable nature insured against loss or damage with financially sound and reputable insurers to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice, and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner customary for corporations in similar business similarly situated. The Company shall, and shall cause its Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate, except to the extent that a different use of such proceeds is, as determined by the Company, in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Purchasers.

     6.17 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliance as would not in the aggregate have a Material Adverse Effect.

     6.18 STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Agreement, the Series D Preferred Stock, the Series E Warrant, the Series E Preferred Stock, the New Notes and the Amended Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Purchaser pursuant to this Agreement, but will suffer and permit the execution of every such power as though no such law has been enacted.

                                   ARTICLE VII
                                 INDEMNIFICATION

     7.1 INDEMNIFICATION; EXPENSES, ETC.

          (a) In addition to any and all obligations of the Company to indemnify the Purchaser hereunder or under the other Transaction Documents, the Company agrees, without limitation as to time, to indemnify and hold harmless the Purchaser, its Affiliates, and the employees, officers, directors, and agents of the Purchaser and its Affiliates (individually, an "INDEMNIFIED PARTY" and, collectively the "INDEMNIFIED PARTIES") from and against any and all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees) and expenses (including expenses of investigation) (collectively, "LOSSES") incurred or suffered by an Indemnified Party (i) in connection with or arising out of any breach of any warranty, or the inaccuracy of any representation, as the case may be, made by the Company, or the failure of the Company to fulfill any agreement or covenant contained in this Agreement,
(ii) in connection with any proceeding against the Company or any Indemnified Party brought by any third party arising out of or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, as the case may be, or any action taken in connection herewith or therewith (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated or whether or not any Indemnified Party is a formal party to any proceeding, or (iii) in connection with or arising out of a violation of the Securities Act, the Exchange Act, or any other federal or state securities law or regulation; provided, however, that the Company shall not be

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
liable for any losses resulting from action on the part of any Indemnified Party which (x) is based on an untrue statement or omission or alleged untrue statement or omission in a registration statement, prospectus or other disclosure document which is made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Indemnified Party for use in the preparation thereof, or (y) is finally determined in such proceeding to be wrongful or which is an act of gross negligence, recklessness, or willful misconduct by such Indemnified Party. The Company agrees promptly to reimburse any Indemnified Party for all such Losses as they are incurred or suffered by such Indemnified Party.

     Except as otherwise provided herein, the Company agrees (for the benefit of the Purchaser) to pay, and to hold the Purchaser harmless from and against, all costs and expenses (including, without limitation, attorneys' fees, expenses and disbursements), if any, incurred in connection with the enforcement against the Company of this Agreement or any other agreement or instrument furnished pursuant hereto, or in connection herewith in any action in which the Purchaser shall prevail or in any action in which the Purchaser shall in good faith assert any provision of any of the foregoing as a defense.

               (A) If the indemnification provided for in Section 7.1(a)(iii) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and the Purchaser in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. With respect to losses, claims, damages, expenses or liabilities ensuing in connection with a public filing, the relative fault of the Company, and the Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (B) The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.1(a) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall the Purchaser be required to contribute any amount under this Section 7.1(a) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by the Purchaser, or (ii) the proceeds received by the Purchaser from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

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
               (C) The  indemnification  and  contribution  provided for in this
     Section 7.1(a) will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, partner, employee, agent or controlling person of the Indemnified Parties.

          (b) If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party shall give prompt notice to the Company of any claim or of the commencement of any proceeding against the Company or any Indemnified Party brought by any third party with respect to which such Indemnified Party seeks indemnification pursuant hereto; PROVIDED, HOWEVER, that the failure so to notify the Company shall not relieve the Company from any obligation or liability except to the extent the Company is prejudiced by such failure. The Company shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the expense of the Company, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Company shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such claim, litigation or proceeding.

          (c) In addition to any other obligations of the Company to indemnify the Purchaser herein or pursuant to any of the Transaction Documents or any other agreements or documents executed and delivered in connection herewith or therewith, the Company will pay, and will save the Purchaser and each other holder of any of the Securities harmless from liability for the payment of, all expenses arising in connection with such transactions, including, without limitation: (i) all document production and duplication charges and the reasonable fees, charges and expenses of the Purchaser's Special Counsel (whether arising before or after the Closing Date), the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or such proposed consent granted; (ii) the costs of obtaining a private placement CUSIP number from Standard & Poor's Corporation for the Securities; (iii) the costs and expenses, including attorneys' fees, incurred by the Purchaser in enforcing any rights under this Agreement or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or thereby or by reason of the Purchaser's having acquired any of the Securities, including, without limitation, costs and expenses incurred by the Purchaser in any bankruptcy case; (iv) the cost of delivering to the Purchaser's principal office, insured to its satisfaction, the Series D Preferred Stock delivered to the Purchaser hereunder and any Securities delivered to the Purchaser upon any substitution of Securities pursuant to this Agreement or any of the Transaction Documents and of the Purchaser's delivering any Securities, insured to its satisfaction, upon any such substitution; and (v) the reasonable out-of-pocket expenses incurred by the Purchaser in connection with such transactions and any such amendments or waivers.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SEVERABILITY. All representations and warranties contained in this Agreement or the Transaction Documents or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement or the Transaction Documents shall survive, for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, any investigation at any time made by the Purchaser or on the Purchaser's behalf, the purchase of the Series D Preferred Stock by the Purchaser under this Agreement and any disposition of or payment on the Series D Preferred Stock. All statements contained in any certificate or other instrument delivered to the Purchaser by or on behalf of the Company pursuant to this Agreement or the Transaction Documents at the Closing shall be deemed representations and warranties of the Company under this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     8.2 NOTICES, ETC. Any notice or communication under this Agreement shall be duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

     If to the Company:      Silicon Gaming, Inc.
                             2800 W. Bayshore Road
                             Palo Alto, California 94303
                             Attn: President
                             Fax: (650) 842-9001
                             Tel: (650) 842-9000

     With a copy to:         Squire, Sanders & Dempsey L.L.P.
                             40 North Central Avenue
                             Suite 2700
                             Phoenix, Arizona 85004
                             Attn.: Christopher D. Johnson, Esq.
                                    Craig D. Hansen, Esq.
                             Fax: (602) 253-8129
                             Tel: (602) 528-4000

     If to the Purchaser:    BIII Capital Partners
                             c/o DDJ Capital Management, L.P.
                             141 Linden Street, Suite S-4
                             Wellesley, Massachusetts 02482
                             Attn: General Counsel
                             Fax: (781) 283-8555
                             Tel: (781) 283-8500

     With a copy to:         Goodwin, Procter & Hoar  LLP
                             Exchange Place
                             Boston, Massachusetts 02109
                             Attn: Laura C. Hodges-Taylor, P.C.
                             Fax: (617) 570-8150
                             Tel: (617) 570-1000

     The Company or the Purchaser by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to any other Person shall be mailed by first-class mail to his or her address shown on the register maintained by the Company. Failure to mail a notice or communication to a Party or any defect in it shall not affect its sufficiency with respect to other Parties. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     8.3 SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties. The terms and provisions of this Agreement and the other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of the Purchaser, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Purchaser shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof. In connection therewith, such transferee or assignee may disclose all documents and information which such transferee or assignee now or hereafter may have relating to the Securities, this Agreement, the other Transaction Documents, the Company, any other Persons referred to herein or any of the business of any of the foregoing entities, subject to full compliance with Section 8.9 hereof.

     8.4 DESCRIPTIVE HEADINGS. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     8.5 SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchaser or to the holders of a specified
portion  of  the  principal   amount  of  any  class  of  the  Securities,   the
determination of such satisfaction shall be made by the Purchaser or such holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

     8.7 SERVICE OF PROCESS. The Company (a) hereby irrevocably submits itself to the jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Securities, the other Transaction Documents or the subject matter hereof or thereof brought by the Purchaser or its successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives any offsets or counterclaims in any such action, suit or proceeding (other than compulsory counterclaims). the Company hereby consents to service of process by registered mail at the address to which notices are to be given. the Company agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Purchaser. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions (a) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Company therein described or (b) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Purchaser may at its option bring suit or institute other judicial proceedings against the Company or any of the Company's assets in any state or federal court of the United States or in any country or place where the Company or such assets may be found.

     8.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     8.9 DISCLOSURE TO OTHER PERSONS. The Purchaser agrees to keep confidential any financial information delivered by the Company pursuant to this Agreement (other than information that is publicly available) and such other non-public proprietary information delivered by the Company that is clearly designated in writing to be or otherwise known by the Purchaser to be confidential; provided, however, that nothing herein shall prevent the Purchaser from disclosing such information: (a) to any Affiliate, director, officer, employee, agent and professional consultant of the Purchaser, in its capacity as such or any proposed assignee, or transferee of all or any portion of the Purchaser's rights under the Series D Preferred Stock that agrees in writing to be bound by this
Section 8.9, (b) upon order of any court or administrative agency having jurisdiction over such party, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (d) which has been publicly disclosed through no breach of the Purchaser, (e) which has been obtained from any Person that is not a party hereto or an Affiliate of any such party, (f) in connection with the exercise of any remedy hereunder, (g) to the certified public accountants for the Purchaser or as required in summary financial or descriptive business information disclosed by the Purchaser that is an investment fund as part of its regular reports to its investors or partners, or (h) as otherwise expressly contemplated by this Agreement. In order to permit the Company to remove or limit any order, request or demand or to obtain confidential treatment for any disclosure pursuant to (b) or (c) above, the Purchaser will use reasonable efforts to inform the Company of any such request for disclosure prior to disclosure. Nothing in this Section 8.9 shall be construed to create or give rise to any fiduciary duty on the part of the Purchaser to the Company.

     8.10 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Agreement may not be used to interpret another agreement, indenture, loan or debt agreement of the Company or any Subsidiary. Any such agreement, indenture, loan or debt agreement may not be used to interpret this Agreement.

     8.11 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES, ANY OTHER TRANSACTION DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, THE SECURITIES OR ANY OTHER TRANSACTION DOCUMENTS, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM (I.E., A CLAIM BY ONE PARTY AGAINST ANOTHER PARTY WHICH IF NOT BROUGHT IN SUCH ACTION WOULD RESULT IN THE PARTY BRINGING SUCH CLAIM BEING FOREVER BARRED FROM BRINGING SUCH CLAIM), THE PARTY BRINGING SUCH CLAIM SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

     8.12 MERGER. This Agreement and the Transaction Documents constitute the entire agreement of the Company and the Purchaser and express the entire understanding of the Company and the Purchaser with respect to this Agreement and the Transaction Documents.

     8.13 COOPERATION WITH GAMING AUTHORITIES. The Purchaser and any successor or assign of the Purchaser, agrees to cooperate with the Gaming Authorities in connection with the administration of their regulatory jurisdiction over the Company and its Gaming Subsidiaries, including, without limitation, the provision of such documents or other information as may be requested by any such Gaming Authority relating to the Purchaser's or its successor's or assign's interest in any of the Company's securities, or to the Company or its Gaming Subsidiaries, or to the Transaction Documents.

     8.14 GAMING LAWS; REQUISITE GAMING APPROVALS.

          (a) Notwithstanding anything to the contrary herein or therein, this Agreement, the Transaction Documents and the exercise of all rights, powers and remedies thereunder are subject to all applicable provisions of the Gaming Laws.

          (b) Notwithstanding anything to the contrary contained above or in the Transaction Documents, it is understood and agreed that to become effective, the Gaming Subsidiaries Stock Restrictions require the approvals described in the definition thereof (the "GAMING SUBSIDIARIES STOCK RESTRICTIONS REQUISITE GAMING

APPROVALS"). On the Closing Date, the Company and its Gaming Subsidiaries in good faith believe that they will be able to obtain all Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals required, if any, within 180 days after the Closing Date. Notwithstanding anything to the contrary contained above or in the Transaction Documents, unless and until the relevant Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals have been obtained, the Gaming Subsidiaries Stock Restrictions contained in this Agreement shall not apply or be effective. Furthermore, the Company and its Gaming Subsidiaries agree to use their best efforts to obtain all Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals as promptly as possible but in any event within 180 days after the Closing Date.

     8.15 ASSISTANCE WITH GAMING APPROVALS; WITHDRAWAL FROM JURISDICTIONS

          (a) The Company will and will cause its Gaming Subsidiaries to assist the Purchaser and pay all expenses of the Purchaser (including fees of counsel and including fees to gaming counsel) in obtaining all approvals, waivers, licenses or findings of suitability of any Gaming Authority or other Governmental Body that are required by law, including, without limitation, the Gaming Laws, or by any Gaming Authority or other governmental body for or in connection with any action or transaction contemplated by the Transaction Documents, including any approvals required for the conversion of the Series D Preferred Stock occurring at any time before or after the Closing Date.

          (b) Notwithstanding any provision in this agreement to the contrary, the Purchaser shall not be obligated to make any filing or submit any information under the Gaming Laws of any jurisdiction, and shall not be required to apply for licensure or registration, seek a finding of suitability or a waiver of licensing, registration or suitability requirements or seek any similar approval of any Gaming Authority or other Governmental Body under the Gaming Laws (collectively, a "GAMING APPROVAL"). In the event any applicable Gaming Authority or other Governmental Body requires the Purchaser to apply for a Gaming Approval, the Company will or will cause the relevant Gaming Subsidiary to, at the Purchaser's request, withdraw from such jurisdiction and not sell its products or otherwise conduct its business in such jurisdiction in a manner that would otherwise require Purchaser to be required to apply for a Gaming Approval of any Gaming authority or other Governmental Body under the Gaming Laws of such jurisdiction. The Company further agrees that it will not and will cause its Gaming Subsidiaries not to seek any remedy against the Purchaser, either at law or in equity, for the Purchaser's failure or refusal to apply for a Gaming Approval, including, without limitation, seeking the divestiture by the Purchaser of the Series D Preferred Stock, the Amended Notes, the New Notes or any other securities of the Company then held by the Purchaser.

     8.16 EXPENSES. The Company shall pay the reasonable expenses incurred by the Purchaser in connection with the preparation and negotiation of this Agreement, the Transaction Documents and negotiation and consummation of the transactions contemplated hereby and thereby, whether or not the Closing occurs, including, without limitation, the reasonable fees, expenses and disbursements of the Purchaser's counsel, Goodwin, Procter & Hoar LLP, and of the Purchaser's special gaming counsel in Nevada and New Jersey.

                                   ARTICLE IX
                                   TERMINATION

     9.1 TERMINATION. Subject to Section 9.3, this Agreement may be terminated prior to the Closing Date:

          (a) by Purchaser if there has been a material breach by the Company of any covenant or agreement of the Company in this Agreement or in the Transaction Documents, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to the Company or which is not capable of being cured by the Closing Date;

          (b) by the Company if there has been a material breach by Purchaser of any covenant or agreement of Purchaser in this Agreement or in the Transaction Documents, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to Purchaser or which is not capable of being cured by the Closing Date;

          (c) by Purchaser if Purchaser reasonably determines that the timely satisfaction of any condition set forth in Section 5.1.4, 5.1.5, 5.2.3, 5.2.10,
5.2.11 by the Closing Date has become impossible (other than as a result of any failure on the part of Purchaser to comply with or perform any covenant or obligation set forth in this Agreement);

          (d) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Sections 5.2.3, 5.2.10 or
5.2.11 by the Closing Date has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement);

          (e) by Purchaser if the Closing has not taken place on or before December 1, 1999 (other than as a result of any failure on the part of Purchaser to comply with or perform any covenant or obligation set forth in this Agreement);

          (f) by the Company if the Closing has not taken place on or before the December 1, 1999 (other than as a failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Purchaser);

          (g) by the mutual consent of Purchaser and the Company.

     9.2 TERMINATION PROCEDURES. If Purchaser wishes to terminate this Agreement pursuant to Section 9.1(a), Section 9.1(c), or Section 9.1(e), Purchaser shall deliver to the Company a written notice stating that Purchaser is terminating this Agreement and setting forth a brief description of the basis on which Purchaser is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 9.1(b), Section 9.1(d) or Section 9.1(f), the Company shall deliver to Purchaser a written notice stating that Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     9.3 EFFECT OF  TERMINATION.  If this  Agreement is  terminated  pursuant to
Section 9.1, all further obligations of the parties under this Agreement shall terminated except that any termination shall be without prejudice to the rights of either party hereto arising out of a breach by the other party of any covenant or agreement contained in this Agreement, and except that the provisions of Sections 7.1, 8.6, 8.7, 8.9, 8.11 and 8.16 shall survive termination of this Agreement.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                        SILICON GAMING, INC.


                                        /s/ Andrew Pascal
                                        ----------------------------------------
                                        By:  Andrew Pascal
                                        Its: President and Chief Executive
                                             Officer


                                        B III CAPITAL PARTNERS, L.P.


                                        By: DDJ Capital III, LLC, its General
                                            Partner

                                        By: DDJ Capital Management, LLC, its
                                            Manager


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                   APPENDIX A

                        DEFINITIONS AND ACCOUNTING TERMS

     In addition to any terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

     "Acquired Indebtedness" means, with respect to any specified Person, (a) Indebtedness of an Acquired Person existing at the time of such acquisition, including Indebtedness issued in connection with, or in contemplation of, such acquisition, and (b) Indebtedness incurred by such Person or its Subsidiaries
(i) the proceeds of which have been used to finance an Investment in a Related Business, and (ii) which is secured by a Lien solely on the assets or Property constituting such an Investment in a Related Business.

     "Acquired Person" means,  with respect to any specified  Person,  any other
Person  acquired  by  such  specified  Person,  whether  by  purchase,   merger,
consolidation, other business combination or otherwise.

     "Affiliate"  means, with respect to any specified Person,  any other Person
(a) directly or indirectly controlling (including, but not limited to, all directors and executive officers of such Person), controlled by or under direct or indirect common control with such specified Person, or (b) that directly or indirectly owns more than 10% of the voting securities of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Affiliate Transaction" has the meaning ascribed thereto in Section 6.4 hereof.

     "Agreement" means this Agreement, as amended, modified or supplemented from time to time, together with any exhibits, schedules or other attachments thereto.

     "Amended Notes" has the meaning ascribed thereto in Section 1.3 hereof.

     "Amendment No. 2 to the Securities Purchase Agreement" means that certain Amendment No. 2 to the Securities Purchase Agreement dated initially entered into and dated September 30, 1997, and as amended by Amendment No. 1 to the Securities Purchase Agreement dated July 8, 1998, by and between the Company and BIII Capital Partners, L.P.

     "Approvals" means each and every approval, consent, filing or registration by, or with any Governmental Body, or any creditor or shareholder of the Company, necessary (a) to authorize or permit the execution, delivery or performance by the Company of the Transaction Documents, and (b) for the validity or enforceability of any of such Transaction Documents against the Company.

     "Asset Disposition" means any sale, lease, transfer, conveyance or other disposition (in one transaction or a series of related transactions), including any such disposition by means of a merger, consolidation or similar transaction, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), Property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, but excluding the following: (a) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary, (b) a disposition of tangible property or assets which have become obsolete or are otherwise not used or useful, so long as such disposition is at fair market value (as determined by the Company in good faith) in the ordinary course of business, (c) a disposition that constitutes a Restricted Payment, so long as effected in accordance with all applicable provisions of this Agreement, and (d) a disposition of inventory in the ordinary course of business, in each case so long as effected in accordance with all applicable provisions of this Agreement.

     "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares of, or interests, rights, participations, and/or other equivalents in (however designated), corporate stock or equity securities of or other equity interest in such Person, including each class of common stock and preferred stock of such Person and partnership or limited liability company interests, whether general or limited, of such Person, and including any securities convertible into or exercisable or exchangeable for, or any right to acquire, any equity interest in such Person.

     "Cash   Equivalents"   means:   (a)   marketable   obligations   issued  or
unconditionally guaranteed by the United States government, in each case maturing within 360 days after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 360 days after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (c) commercial paper maturing no more than 360 days after the date of acquisition thereof, issued by a corporation organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition, having a rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (d) money market funds whose investments are made solely in securities described in clause (a) maturing within 360 days after the date of acquisition thereof; (e) certificates of deposit maturing within 360 days after the date of acquisition thereof, issued by any commercial bank that is a member of the Federal Reserve System that has capital, surplus and undivided profits (as shown on its most recent statement of condition) aggregating not less than $100,000,000 and is rated A or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation; and (f) repurchase agreements entered into with any commercial bank of the nature referred to in clause (e), secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (e), having a fair market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such commercial bank.

     "Change of Control" means any transaction or series of transactions in which any of the following occurs: (a) any Person or group (within the meaning of Rule 13d-3 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 25% or more of the issued and outstanding shares of Capital Stock entitled to vote in the election of directors of the Company or the Surviving Person (if other than the Company); (b) a merger or consolidation of the Company with or into another corporation in which less than a majority of the outstanding voting power of the surviving or consolidated corporation immediately following such event is held by persons or entities who were stockholders of the Company immediately prior to such event; (c) the sale of all or substantially all of the properties and assets of the Company and its subsidiaries; (d) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Company; or (e) individuals who at the Closing constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the Closing or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; provided however, that a conversion of Series D Preferred Stock into Common Stock, an issuance of Common Stock under the Management Incentive Plan, issuance of the Units, an issuance of Common Stock upon exercise of Old Equity Warrants, issuance of the Series E Warrant, an issuance of Series E Preferred Stock upon exercise of the Series E Warrant, and an issuance of Common Stock upon conversion of the Series E Preferred Stock, shall not, individually or in the aggregate in and of itself, constitute a Change of Control.

     "Charter Documents" has the meaning ascribed thereto in Section 3.1

     "Closing" has the meaning ascribed thereto in the preamble to Article II hereof.

     "Closing Date" has the meaning ascribed thereto in the preamble to Article II hereof.

     "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "Collateral" means all of the assets of the Company and its Subsidiaries, including, without limitation, all right, title and interest of the Company and its Subsidiaries now owned or hereafter acquired in and to the following: (a) all equipment and fixtures (including, without limitation, furniture, vehicles and other machinery and office equipment), together with all additions and accessions thereto and replacements therefor; (b) all inventory (including, without limitation, (i) all raw materials, work in progress and finished goods and (ii) all such goods which are returned to or repossessed by the Company), together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor; (c) all accounts, chattel paper, contract rights and rights to the payment of money; (d) all general intangibles (including, without limitation, (i) customer and supplier lists and contracts, books and records, insurance policies, tax refunds, contracts for the purchase of real or personal property, (ii) all copyrights, trademarks, trade names and service marks, (iii) all patents, and all registrations, recordings, reissues, continuations, continuations-in-part and extensions thereof, and all pending applications therefor, (iv) all licenses to use, applications for, and other rights to, such patents, copyrights, trademarks, trade names and service marks (other than licenses whose terms prohibit the granting of a security interest therein), and (v) all goodwill of the Company); (e) all deposit accounts, money, certificated and uncertificated securities, instruments and documents; and (f) all proceeds of the foregoing (including, without limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

     "Commission" means the United States Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or any successor law thereto.

     "Common Stock" means the common stock, par value $.001 per share, of the Company.

     "Company" means Silicon Gaming, Inc., a California corporation, until a successor replaces it and thereafter means the successor.

     "Consolidated" or "consolidated," when used with reference to any accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

     "Consolidated EBIT" means, with respect to any Person, for any period, the Consolidated Net Income of such Person and its consolidated Subsidiaries for such period, plus or minus (a) a provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, plus (b) Consolidated Interest Expense for such period, all as determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated EBIT of such Person and its consolidated Subsidiaries for such period, plus depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated EBIT (including amortization of goodwill and other intangibles), all as determined on a consolidated basis in accordance with GAAP.

     "Default" means any event which is, or after notice or passage of time or both would be, an event of default, under the terms and provisions of the relevant agreement or understanding.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets in one transaction or a series of related transactions.

     "Disqualified Capital Stock" means, (a) with respect to any Person, any Capital Stock of such Person or its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the stated maturity date of the Convertible Notes or the redemption of the Series D Preferred Stock, or (b) any other Capital Stock of such Person or its Subsidiaries designated as Disqualified Capital Stock by such Person at the time of issuance.

     "Dollars" and "$" mean lawful currency of the United States of America.

     "Employee Program" has the meaning ascribed to it in Section 3.11(a) hereof.

     "Environment"  means  soil,  surface  waters,  groundwater,   land,  stream
sediments, surface or subsurface strata and ambient air.

     "Environmental Law(s)" means and includes any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the Environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "Exclusive New Game" shall mean a nationally recognized brand name game for use in the Company's slot machines for which either the Company, the relevant casino operator or joint venture between the Company and such casino operator has secured an exclusive license for use in the gaming industry and which has not been used in the gaming industry prior to the granting of such exclusive license.

     "Fair Market Value" or "fair market value" means, with respect to any assets or properties, the amount at which such assets or properties would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is reasonably determined by (a) the Board of Directors of the Company acting reasonably and in good faith or (b) at the request of the holders of a majority of the outstanding Series D Preferred Stock, an appraisal or valuation firm of national or regional standing selected by the Company, with the reasonable consent of the holders of a majority of the outstanding Series D Preferred Stock, with experience in the appraisal or valuation of properties or assets of the type for which Fair Market Value is being determined; provided however that if the Common Stock is traded on the Nasdaq National Market or the NYSE (or successor thereto) the Fair Market Value of the Common Stock shall be the average of the closing prices for the 10 trading days immediately prior to the date of determination.

     "Fully Diluted Percentage of Equity Interest" of the Company, with respect to a Liquidation Event or a Change of Control, shall mean the product of (x) a fraction, the NUMERATOR of which is the number of shares of Common Stock of the Company into which all of the outstanding shares of Series D Preferred Stock are then convertible and the DENOMINATOR of which is the total number of shares of Common Stock then outstanding (including shares issuable upon conversion of the Series D Preferred Stock and all other outstanding warrants, options and other convertible securities the per share price of which is less than the amount to which a share of Common Stock would be entitled in the relevant Liquidation Event or the value thereof or determined in the relevant Change of Control), MULTIPLIED by (y) 100.

     "Financial Statements" has the meaning ascribed thereto in Section 3.24 hereof.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, as in effect from time to time.

     "Gaming Authorities" means, collectively, the Mississippi Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and any other Governmental Body that holds regulatory, licensing or permit authority over gaming activities conducted by the Company or its Gaming Subsidiaries within its jurisdiction.

     "Gaming Laws" means, collectively, (a) the Nevada Gaming Control Act, as codified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, together with the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, (b) the Mississippi Gaming Control Act, as codified in Chapter 76 of the Mississippi Code Annotated, as amended from time to time, together with the regulations of the Mississippi Gaming Commission promulgated thereunder, as amended from time to time, and (c) all other laws and regulations pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming activities conducted by the Company or its Gaming Subsidiaries within its jurisdiction.

     "Gaming Subsidiaries" means Silicon Gaming-Nevada, Inc., Silicon Gaming-Mississippi, Inc., and any other Subsidiary that is subject to the regulatory, licensing or permit authority and jurisdiction of any Gaming Authority.

     "Gaming Subsidiaries Stock Restrictions" means the negative pledge (i.e., the agreement not to encumber pursuant to Section 6.5), and the restrictions on transfers (i.e., pursuant to Sections 6.6, and 6.7), of the capital stock of the Company's Gaming Subsidiaries, in each case only to the extent such negative pledge or restrictions require the approval of any Gaming Authority pursuant to the Gaming Laws.

     "Governmental Body" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal, Native American or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign and any of the Gaming Authorities.

     "Hazardous Materials" means petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas, and any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "Hazardous Waste" means and includes any hazardous waste as defined or regulated under any Environmental Law.

     "Incur" or "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), suffer to exist, assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation, including by way of merger or acquisition of another Person, or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

     "Indebtedness" means, with respect to any Person, (a) all liabilities, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof and whether short-term or long-term, secured or unsecured),
(ii) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit (including such liabilities representing the balance deferred and unpaid of the purchase price of any property, other than any such liability that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which account is not overdue according to the original terms of sale, unless such account payable is being contested in good faith),
(iii) for the payment of money relating to Capital Lease Obligations; or (iv) under the terms of any amendment, renewal, extension or refunding of any liability of the types referred to in the preceding clauses (i), (ii) or (iii);
(b) the maximum fixed repurchase price of all Disqualified Capital Stock of such Person or, if there is no such maximum fixed repurchase price, the liquidation preference of such Disqualified Capital Stock, plus accrued but unpaid dividends; (c) outstanding reimbursement obligations of such Person with respect to letters of credit or bankers' acceptances issued for the benefit of such Person; (d) net obligations of such Person with respect to Interest Rate or Currency Protection Agreements; (e) all liabilities of others of the kind described in the preceding clause (a), (b), (c) or (d) that such Person has Guaranteed or that is otherwise its legal liability; and (f) all obligations of others secured by a Lien to which any of the Property or assets of such Person are subject (other than obligations of a lessor under any operating lease pursuant to which the Company or any of its Subsidiaries leases Property, if such lessor grants a Lien on such lease to secure such lessor's Indebtedness), whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability (PROVIDED that if the obligations so secured have not been assumed by such Person or are not otherwise such Person's legal liability, such obligations shall be deemed to be in an amount equal to the fair market value of such Properties or assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution). For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution. For purposes hereof, Indebtedness incurred by any Person that is a general partnership (other than non-recourse Indebtedness) shall be deemed to have been incurred by the general partners of such partnership pro rata in accordance with their respective interests in the liabilities of such partnership unless any such general partner shall, in the reasonable determination of the Board of Directors of the Company, be unable to satisfy its pro rata share of the liabilities of the partnership, in which case the pro rata share of any Indebtedness attributable to such partner shall be deemed to be incurred at such time by the remaining general partners on a pro rata basis in accordance with their interests.

     "Indemnified Party" or "Indemnified Parties" has the meaning ascribed thereto in Section 7.1(a) hereof.

     "Independent Financial Advisor" means a reputable accounting, appraisal or a nationally recognized investment banking firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates.

     "Insolvency or Liquidation  Proceeding"  means, with respect to any Person,
(a) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of such Person, whether voluntary or involuntary, or (b) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

     "Intellectual Property" means all patent, copyright, trade secret, trademark, or other proprietary rights used in or necessary to the business of the Company or any of its Subsidiaries and material to the Company and its Subsidiaries on a consolidated basis.

     "Interest Rate or Currency Protection Agreements" means any interest rate swap agreement, interest rate cap agreement, currency swap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates or currency exchange rates and which shall have a notional amount no greater than the payments due with respect to Indebtedness being hedged thereby.

     "Investment" means any investment by any Person in any other Person, whether by a purchase of assets, in any transaction or series of related transactions, individually or in the aggregate, purchase of Capital Stock, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, and other similar expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other Person, and any Guarantee of Indebtedness of such other Person.

     "IRS" means the Internal Revenue Service or any successor agency.

     "Legal Holiday" means a Saturday, Sunday or a day on which banking institutions in New York City, New York, or Boston, Massachusetts, or at such place of payment, are not required to be open.

     "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell which is intended to constitute or create a security interest, mortgage, pledge or lien, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); PROVIDED that in no event shall an operating lease (as opposed to a Capital Lease Obligation) or a license with respect to any intangible asset with any Person who is not an Affiliate be deemed to constitute a Lien hereunder.

     "Losses" has the meaning ascribed thereto in Section 7.1(a) hereof.

     "Management Incentive Plan" means the Silicon Gaming, Inc. 1999 Long-Term Compensation Plan adopted by the Board of Directors of the Company, contemporaneously with the Closing, under which grants and sales of up to 116,190,084 shares of Common Stock and options to purchase shares of Common Stock of the Company may be made.

     "Management Options" means any options to purchase the Common Stock of the Company sold or granted to any eligible participant under the Management Incentive Plan.

     "Management Shares" means the shares issued under the Management Incentive Plan or upon exercise of the options granted under that plan.

     "Market Capitalization" means the market value of the publicly traded securities of a company as traded on a national securities exchange or on the Nasdaq National Market system.

     "Material Adverse Effect" means a material adverse effect on the business, Property, operations or condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

     "Mezzanine Debt Financing" means the issuance, transfer, conveyance, sale, or other disposition for cash by the Company or any of its Subsidiaries of unsecured Subordinated Indebtedness.

     "Multiemployer Plan" has the meaning ascribed to it in Section 3.11(d) hereof.

     "Net Cash Proceeds" means, with respect to any Mezzanine Debt Financing, any Securities Sale, or any Asset Disposition, as the case may be, the aggregate amount of cash or Cash Equivalents actually received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of the Person issuing the Indebtedness or securities, as the case may be, in connection with such transaction after deducting therefrom only (without duplication) (i) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, accountants' fee and expenses, printers' fees and expenses, road show expenses and other similar transaction fees and commissions incurred in connection with such transaction, and (ii) the amount of Taxes payable in connection with or as a result of such transaction as determined in accordance with GAAP, but only to the extent that the amounts so deducted are properly attributable to such transaction and are, in the case of clause (i), at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person and, in the case of clause
(ii), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed, actually paid to a Person that is not an Affiliate of such Person.

     "New Notes" has the meaning ascribed thereto in Section 1.5.

     "Notes" has the meaning ascribed thereto in the Recitals.

     "Officer" means, with respect to any Person, the Chairman of the Board (if an officer), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of such Person.

     "Officers' Certificate" means a certificate executed on behalf of the Company by an Officer of the Company or by an Assistant Secretary of the Company.

     "Old Equity Warrants" means the warrants to purchase the Common Stock of the Company issuable to the stockholders of the Company as of the Record Date set pursuant to the Restructuring Agreement and issued as a part of the Units, and the terms and provisions of which are set forth in the Warrant Agreement by and between the Company and the Warrant Agent (as defined in the Warrant Agreement).

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Purchaser.

     "PARI PASSU" means, when used with respect to the ranking of any Indebtedness or Capital Stock of any Person in relation to other Indebtedness or Capital Stock of such Person, that each such Indebtedness or Capital Stock (a) either (i) is not subordinated or junior in right of payment to any other Indebtedness or Capital Stock of such Person or (ii) is subordinate in right of payment to the same Indebtedness or Capital Stock of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness or Capital Stock of such Person as to which the other is not so subordinate.

     "Payment Restriction" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (a) such Subsidiary to (i) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (ii) make loans or advances to such Person or any other Subsidiary of such Person, or (iii) transfer any of its properties or assets to such Person or any other Subsidiary of such Person, or (b) such Person or any other Subsidiary of such Person to receive or retain any such (i) dividends, distributions or payments, (ii) loans or advances, or (iii) transfers of properties or assets.

     "Permitted Disposition" means (a) any transfer, conveyance, sale, lease, license or other disposition (a "sale") by the Company or any of its Subsidiaries of its inventory or license of its intangible Property in the ordinary course of its business; (b) any sale by the Company or any of its Subsidiaries in the ordinary course of its business of its equipment or other tangible or intangible Property that is obsolete or no longer useful or necessary to its business; (c) any sale by the Company or any of its Subsidiaries in the ordinary course of its business, and in a manner consistent with its customary and usual cash management practices, of its Permitted Investments of the kind described in clause (c) of the definition thereof; (d) the creation or Incurrence of any Liens in any Property of the Company or any of its Subsidiaries that are permitted by this Agreement and (e) any sale of Property by or at the direction of a secured party holding a Lien on such Property, which Lien is permitted by this Agreement, pursuant to the exercise by such secured party of its rights as a creditor.

     "Permitted Investment" by any Person means (a) any Investment in a Related Business which becomes a Subsidiary following such Investment (including any Investments held by such Subsidiary (or any Subsidiaries thereof) on the date such Subsidiary is acquired), (b) Investments in securities or other Property not constituting cash or Cash Equivalents and received in connection with an Asset Disposition, to the extent permitted hereunder, or any other disposition of assets not constituting an Asset Disposition, (c) Investments in cash and Cash Equivalents, (d) Investments existing on the date hereof, (e) Investments by any Subsidiary in other Subsidiaries, (f) Investments by the Company in any of its Subsidiaries required by any instrument or agreement governing Indebtedness to the extent that such Investments consist of (i) performance under Guarantees Incurred by the Company in compliance with this Agreement with respect to Indebtedness of its Subsidiaries not Incurred in violation of this Agreement or (ii) Liens securing the Company's Obligations with respect to any Guarantee described in the foregoing clause (i), (g) Investments in the form of accounts receivable arising from sales of goods or services in the ordinary course of business, PROVIDED that for any accounts receivable that are more than 120 days overdue, appropriate reserves or allowances have been established in accordance with GAAP, (h) Investments in the form of advances or prepayments to suppliers or employees in the ordinary course of business and (i) Investments which do not exceed an aggregate of $5,000,000 and which in the good faith judgment of the Board of Directors of the Company (1) relate to a Related Business and (2) add strategic value or offer a potential competitive advantage to the Company.

     "Permitted Liens" shall mean (a) Liens for Taxes, assessments, and similar governmental charges to the extent (1) not delinquent or (2) being contested in good faith by appropriate proceedings and as to which reserves have been set aside on the books of the Company to the extent required by GAAP; (b) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made on the books of the Company; (c) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or other social security benefits; (d) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money); (e) zoning restrictions, easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Subsidiary incurred in the ordinary course of business; (f) Liens in respect of purchase money or similar acquisition Indebtedness Incurred to acquire furniture, fixtures, equipment or other operating assets, provided that the principal amount of the Indebtedness secured by such Lien does not exceed the acquisition cost of such assets; (g) Liens securing Indebtedness which secures assets leased pursuant to Capital Lease Obligations; (h) Liens on any assets of any Acquired Person securing Acquired

Indebtedness which assets or Acquired Person are acquired by the Company or a Subsidiary subsequent to the date of the Agreement, and which Liens were in existence on or prior to the acquisition of such assets or Acquired Person (to the extent that such Liens were not created in connection with or in contemplation of such acquisition), provided that such Liens are limited to the assets or Acquired Person so acquired and the proceeds thereof; and (i) Liens imposed pursuant to condemnation or eminent domain or substantially similar proceedings; and (j) Liens in favor of the Purchaser imposed in connection with the transactions contemplated hereby and by the Transaction Documents; provided that in the case of clauses (f), (g) and (h), any Indebtedness secured by such Liens was not Incurred in violation of Section 6.4.

     "Person" means any individual, corporation, limited or general partnership, limited liability company, or Governmental Body.

     "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Principal" of a debt security means the principal of the security including the premium, if any, on the security.

     "Property" or "property" means any assets or property of any kind or nature whatsoever, real, personal, or mixed (including fixtures), whether tangible or intangible.

     "Purchaser" has the meaning ascribed thereto in the introduction hereof.

     "Series  E  Warrant"  means  the  Warrant  to  purchase  shares of Series E
Preferred  Stock  issued  to  B  III  Capital  Partners,   LP  pursuant  to  the
Restructuring Agreement.

     "Purchaser's Special Counsel" means Goodwin, Procter & Hoar LLP, a partnership including professional corporations, acting as special counsel to the Purchaser in connection with the transactions contemplated hereunder.

     "Qualified Capital Stock" means with respect to any Person, any or all Capital Stock issued by such Person after the Closing Date that is not Disqualified Capital Stock.

     "Refinancing Indebtedness" means Indebtedness of the Company or any of its Subsidiaries Incurred or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute, defease or refund any other Indebtedness of the Company or any of its Subsidiaries (and related interest, premium, penalties, breakage costs, fees, expenses and other amounts owing in respect of such Indebtedness, to the extent permitted to be Incurred by
Section 6.3(b)(iii)) Incurred in accordance with the terms of this Agreement, including Section 6.3.

     "Related Business" means the businesses conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the date hereof and any and all businesses that in the good faith judgment of the Board of Directors of the

Company are materially  related  businesses.  Without limiting the generality of
the  foregoing,   Related  Business  shall  include  the  design,   development,
production, marketing and sale of interactive slot machines.

     "Release"  means  any  releasing,   spilling,  leaking,  pumping,  pouring,
emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

     "Restricted Payment" means, with respect to any Person, without duplication: (a) any dividend or other distribution, whether in cash or in Property or securities, declared or paid on any shares of such Person's Capital Stock (other than (i) in the case of the Company, dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or options, warrants or other rights to acquire Qualified Capital Stock of the Company and
(ii) any dividends, distributions or other payments in respect of any Capital Stock made by any Subsidiary to the Company or a Wholly-Owned Subsidiary), or the making by such Person or any of its Subsidiaries of any other distribution in respect of such Person's Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person); (b) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its Subsidiaries, directly or indirectly, of such Person's Capital Stock (and, in the case of a Subsidiary, Capital Stock of the Company) other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary, or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such Person), and other than, in the case of the Company, through the issuance in exchange therefor solely of Qualified Capital Stock of the Company; (c) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Pari Passu Indebtedness or Subordinated Indebtedness (other than with the proceeds of Refinancing Indebtedness permitted under this Agreement), except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; and (d) any Investment other than Permitted Investments.

     "Rule 144" means Rule 144 as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

     "Rule 144A" means Rule 144A as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

     "Sale" means any sale, lease, conveyance, exchange, transfer, assignment, pledge, hypothecation or other disposition of any Property.

     "SEC Reports" means the Company's Annual Report on Form 10-K under the Exchange Act for the fiscal year ended December 31, 1998, as filed with the Commission, together with each other registration statement, periodic report, proxy statement, and other filing made by the Company with the Commission on or after January 1, 1999.

     "Securities" means, collectively, the Series D Preferred Stock, the Amended Notes, the New Notes and the Units.

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
     "Securities Act" means the Securities Act of 1933, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated September 30, 1997, by and between the Company and the Purchaser, as amended by Amendment No. 1 to the Securities Purchase Agreement, dated July 8, 1998, and as further amended by Amendment No. 2 to the Securities Purchase Agreement dated as of the Closing Date.

     "Senior Indebtedness" means and includes all principal of, premium and interest (including Post-Petition Interest) on and other Obligations with respect to any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date hereof or hereafter Incurred, other than the Notes and Amended Notes; PROVIDED, HOWEVER, that the following shall not constitute Senior Indebtedness: (a) any Indebtedness which by the terms of the instrument creating or evidencing the same is PARI PASSU, subordinated or junior in right of payment to the Notes and Amended Notes in any respect; (b) that portion of any Indebtedness Incurred in violation of this Agreement; (c) any Preferred Stock; or (d) any Indebtedness of the Company which is subordinated to or junior in right of payment in any respect to any other Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes and Amended Notes, (ii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (iii) any liability for foreign, Federal, state, local or other Taxes owed or owing by the Company, (iv) Indebtedness of the Company to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (v) Indebtedness for the purchase of goods or materials in the ordinary course of business, or (vi) Indebtedness owed by the Company for compensation to employees or for services.

     "Series  D  Certificate  of   Determination"   means  the   Certificate  of
Determination for the Company's Series D Preferred Stock.

     "Series D Preferred Stock" means the Series D Convertible Redeemable Preferred Stock of the Company.

     "Series  E  Certificate  of   Determination"   means  the   Certificate  of
Determination for the Company's Series E Preferred Stock.

     "Series E Preferred Stock" means the Series E Convertible Redeemable Preferred Stock of the Company.

     "Series E Warrant" means the Warrant to purchase shares of Series E Preferred Stock initially issued to B III Capital Partners, L.P. pursuant to the Restructuring Agreement.

     "Software" has the meaning ascribed thereto in Section 3.31 hereof.

     "Stockholders Agreement" means the Stockholders Agreement, dated as of the Closing Date, by and among the Company and the Purchaser, and certain stockholders of the Company as the same may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

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
     "Subsidiary" of any Person means any other Person with respect to which either (i) more than 50% of the interests having ordinary voting power to elect a majority of the directors or individuals having similar functions of such other Person (irrespective of whether at the time interests of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency), or (ii) more than 50% of the equity interests of such other Person is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. When used herein without reference to any Person, Subsidiary means a Subsidiary of the Company.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Taxes" any present or future federal, state, county, local, foreign or other income, Property, excise, franchise, sales, use, value added, employees' income withholding, social security, unemployment and other taxes, of any nature whatsoever now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental Body, which have become due or payable by the Company or any of its Subsidiaries, or by any predecessors thereto, including any fines or penalties with respect thereto or interest thereon, whether disputed or not.

     "Threat of Release" means a substantial likelihood of a Release which under applicable Environmental Laws requires action to prevent or mitigate damage to the Environment which may result from such Release.

     "Transaction Documents" means, collectively, the Restructuring Agreement, the Amended Notes, the Amendment No. 2 to the Securities Purchase Agreement, the New Notes, the Securities Purchase Agreement for the New Notes, the Series D Certificate of Determination, the Series E Certificate of Determination, the Series E Warrant, the Management Incentive Plan, the Warrant Agreement, the Old Equity Warrants, and any and all agreements, certificates, instruments and other documents contemplated thereby or executed and delivered in connection therewith.

     "Units" has the meaning ascribed thereto in Section 1.6 hereof.

     "Warrant Agent" has the meaning ascribed to it in the Warrant Agreement.

     "Warrant Agreement" has the meaning ascribed to it in Section 1.6 hereof.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary 100% of the equity interests in which (however measured) are owned by such Person or a Wholly-Owned Subsidiary of such Person or such Person and one or more Wholly-Owned Subsidiaries of such Person taken together, except in any case for the minimum equity interest required to be held by directors, if any, to satisfy the requirements of any applicable statute requiring that directors own qualifying shares.

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